UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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OLD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

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Old National Bancorp
One Main Street
Evansville, Indiana 47708

Notice of Annual Meeting of Shareholders

To Our Shareholders:

The 2009 Annual Meeting of Shareholders of Old National Bancorp (the “Company”) will be held at the William L. Ridgway University Student Center located on the campus of the University of Evansville, 1800 Lincoln Avenue, Evansville, Indiana 47714 on Tuesday, May 12, 2009, at 9:00 a.m. Central Daylight Time for the following purposes:

(1)	The election of the Company’s Board of Directors consisting of twelve Directors to serve for one year and until the election and qualification of their successors.

(2)	Approval of the Old National Bancorp Employee Stock Purchase Plan.

(3)	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

(4)	Transaction of such other matters as may properly come before the meeting or any adjournments and postponements thereof.

Common shareholders of record at the close of business on March 4, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and
Corporate Secretary

April 1, 2009

IMPORTANT

Please submit your proxy promptly by mail or by Internet. In order that there may be proper representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy in the envelope provided or vote by Internet, whether or not you plan to attend the meeting. No postage is required if mailed in the United States.

i

Old National Bancorp
One Main Street
Evansville, Indiana 47708

Proxy Statement

For the Annual Meeting of Shareholders to be held on
May 12, 2009, at 9:00 a.m. Central Daylight Time at the
William L. Ridgway University Student Center — University of Evansville Campus
1800 Lincoln Avenue, Evansville, IN 47714

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be
held on May 12, 2009

     The Proxy Statement and 2008 Annual Report to Shareholders are available at
http://www.snl.com/irweblinkx/docs.aspx?iid=100391.

General Information about the Annual Meeting of Shareholders and Voting

Why am I receiving these materials?

This Proxy Statement and the enclosed proxy materials relate to the Annual Meeting of Shareholders (“Annual Meeting”) of Old National Bancorp (the “Company” or “Old National”) to be held on May 12, 2009, at 9:00 a.m. Central Daylight Time. These proxy materials are being furnished by the Company in connection with a solicitation of proxies by the Company’s Board of Directors (the “Board”) and are being mailed on or about April 1, 2009.

Where is the Annual Meeting?

The Annual Meeting will be held at the William L. Ridgway University Student Center on the Campus of the University of Evansville, 1800 Lincoln Avenue, Evansville, Indiana 47714.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Central Daylight Time.

Who can attend the Annual Meeting?

Only shareholders of the Company of record as of March 4, 2009 (the “Record Date”), their authorized representatives and guests of the Company may attend the Annual Meeting. Admission will be by ticket only.

How do I receive an admission ticket?

If you are a registered shareholder (your shares are held in your name) and plan to attend the meeting, your Annual Meeting admission ticket can be detached from the top portion of the proxy card.

If your shares are held in “street name” (in the name of a bank, broker or other holder of record) and you plan to attend the meeting, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date for admittance to the meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Who may vote at the Annual Meeting?

These proxy materials are provided to holders of the Company’s common stock who were holders of record on the Record Date. Only the Company’s common shareholders of record on the Record Date are entitled to vote at the Annual Meeting. On the Record Date 66,258,983 shares of the Company’s common stock were outstanding.

As of the Record Date, to the knowledge of the Company, no person or firm, other than Barclays Global Investors, beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of March 4, 2009, no individual Director, nominee or officer beneficially owned more than 5% of the common stock of the Company outstanding.

How do I vote if I am a registered shareholder?

Each share of the Company’s common stock outstanding on the Record Date will be entitled to one vote at the Annual Meeting. Proxy cards are enclosed to facilitate voting.

If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the following methods indicated below. Execution of the enclosed proxy card or voting via the Internet will not affect your right to attend the Annual Meeting. If you vote by Internet, please do not mail your proxy card. If you vote by Internet and you submit a proxy card, only the most recently submitted vote will be counted.

•	Vote by Proxy Card: by completing, signing, dating and mailing the enclosed proxy card in the envelope provided; or

•	Vote by Internet: by going to the web address www.oldnational.com and following the simple online instructions for Internet voting.

If your shares are held in “street name,” your broker will provide you with materials and instructions for voting your shares.

Shares of the Company’s common stock for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your proxy card or use Internet voting, but do not specify how you want to vote your shares, the proxy holders will vote them FOR each of the items being proposed by the Board and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting and any adjournment or postponements thereof.

Can I change my vote after I return the proxy card or after voting electronically?

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by:

(1) following the Internet voting instructions, or

(2) completing, signing, dating and returning a proxy card to the Company’s Corporate Secretary.

•	Sending written notice of revocation to the Company’s Corporate Secretary.

•	Attending the Annual Meeting and voting by ballot (although attendance at the Annual Meeting will not, in and of itself, revoke a proxy).

If you hold your shares in “street name” through a broker, you may revoke your proxy by following instructions provided by your broker. No notice of revocation or later-dated proxy will be effective until received by the Company’s Corporate Secretary at or prior to the Annual Meeting.

Will the Annual Meeting be webcast?

Our Annual Meeting will be webcast on May 12, 2009. You are invited to visit www.oldnational.com at 9:00 a.m. Central Daylight Time on May 12, 2009, to access the webcast of the meeting. Registration for the webcast is not required. An archived copy of the webcast will also be available on our website through May 11, 2010.

How many votes are needed to have the proposals pass?

Election of Directors.  A plurality of the votes cast at the meeting is required to elect directors. This means that the Director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or

“withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a Director. Abstentions are not counted for purposes of the election of Directors.

On July 27, 2006, our Board adopted a corporate governance policy regarding director elections that is contained in our Corporate Governance Guidelines. The policy provides that in any uncontested election, any nominee for director who receives a greater number of votes “withheld” for his or her election than votes “for” such election will tender his or her resignation as a director promptly following the certification of the shareholder vote. The Corporate Governance and Nominating Committee, without participation by any director so tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director so tendering his or her resignation, will act on the Corporate Governance and Nominating Committee’s recommendation no later than 90 days following the date of the Annual Meeting at which the election occurred. If the Board decides to accept the director’s resignation, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. We will promptly disclose the Board’s decision and the reasons for the decision in a broadly disseminated press release that will also be furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K.

Approval of the Employee Stock Purchase Plan.  The approval of the Old National Bancorp Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting, so long as the total vote cast on the proposal represents over 50% of the outstanding shares.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for fiscal year 2009.

What is “householding”?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

Shareholders who participate in householding will continue to receive separate proxy cards.

Householding will not affect dividend check mailings in any way.

If a single copy of the annual report and proxy statement was delivered to an address that you share with another shareholder, at your written or oral request to the Company’s Shareholder Services Department at 812-464-1296 or 1-800-677-1749, at P.O. Box 929, Evansville, Indiana 47706-0929, or via email to shareholderservices@oldnational.com, we will promptly deliver a separate copy.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

How are abstentions and broker non-votes treated?

Abstentions or broker non-votes will not be voted “for” or “against” any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.

With respect to the election of directors, abstentions, broker non-votes and instructions on the enclosed form of proxy to “withhold authority” to vote “for” one or more of the nominees will result in the nominee receiving fewer votes, but will not affect the outcome of the election.

The Old National Bancorp Employee Stock Purchase Plan will be approved if the votes cast for this proposal exceed those cast against this proposal. Abstentions and broker non-votes will not be counted either for or against this proposal.

With respect to the proposal to ratify the selection of the independent accounting firm, abstentions and broker non-votes shall have no effect on the outcome of the vote.

How do I designate my proxy?

If you wish to give your proxy to someone other than the proxies identified on the proxy card, you may do so by crossing out all the names of the proxy members appearing on the proxy card and inserting the name of another person. The signed card must be presented at the Annual Meeting by the person you have designated on the proxy card.

Who will pay for the costs involved in the solicitation of proxies?

The Company will pay all costs of preparing, assembling, printing and distributing the proxy materials. The Company retained Georgeson, Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $8,000 plus reimbursement of certain out-of-pocket expenses. Georgeson, Inc. may solicit proxies by personal interview, telephone, telefax, mail and electronic mail. In addition to solicitations by mail, Directors and Officers of the Company and its subsidiaries may solicit proxies personally, by telephone or in person, telefax and electronic mail but such persons will not be specially compensated for their services.

We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Other Matters Related to the Meeting

Only matters brought before the Annual Meeting in accordance with the Company’s By-laws will be considered. Aside from the items listed above in the Notice of Annual Meeting, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the proxy holders will vote them in accordance with their best judgment.

Should any nominee for Director become unable or unwilling to accept nomination or election, the persons acting under the proxy intend to vote for the election of another person recommended by the Corporate Governance and Nominating Committee of the Board and nominated by the Board. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office.

Report of the Corporate Governance and
Nominating Committee and Other Board Matters

The Corporate Governance and Nominating Committee is primarily responsible for corporate governance matters affecting the Company and its subsidiaries. The Corporate Governance and Nominating Committee operates under a written charter which conforms to the requirements of the SEC and the New York Stock Exchange (“NYSE”).

Role and Functioning of the Board

The Board, which is elected by the shareholders, selects the Executive Leadership Group (“ELG”), which is the executive management team charged with the conduct of the Company’s business. Having selected the ELG, the Board acts as an advisor and counselor to management and ultimately monitors its performance. The Board has the responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise its decision-making authority on appropriate matters of importance to the Company. Acting as a full Board and through the Board’s six standing committees, the Board oversees and approves the Company’s strategic plan. The Board regularly reviews the Company’s progress against its strategic plan and exercises oversight and decision-making authority regarding strategic areas of importance to the Company.

The Company’s Corporate Governance Guidelines provide for a non-executive Chairman (currently Larry E. Dunigan), who acts as chair of meetings of the Board; leads executive sessions of the Board; consults and meets with any or all outside directors as required and represents such directors in discussions with management of the Company on corporate governance issues and other matters; ensures that the Board, Committees of the Board, individual directors and management of the Company understand and discharge their duties and obligations under the Company’s system of corporate governance; mentors and counsels new members of the Board to assist them in becoming active and effective directors; leads the Board in the annual evaluation of the CEO’s performance; acts in an advisory capacity to the president and CEO in all matters concerning the interests of the Board and relationships between management and the Board; and performs such other duties and responsibilities as may be delegated to the non-executive Chairman by the Board from time to time.

Executive sessions, or meetings of outside Directors without management present, are held at regular intervals for both the Board and the Committees. Mr. Dunigan, as the non-executive Chairman of the Company, serves as the presiding director of the executive session meetings of the non-management Directors of the Board. The Board meets in executive session a minimum of four times each year.

The Board met eight times during 2008. Each Director attended 90% or more of Board meetings and meetings of Committees on which they served in 2008. Directors as a group attended an average of 97.4% of the Board meetings and meetings of Committees on which they served in 2008.

Corporate Governance and Nominating Committee Scope of Responsibilities

The Corporate Governance and Nominating Committee has responsibility for recruiting and nominating new Directors, assessing the independence of non-management Directors, leading the Board in its annual performance evaluation, reviewing and assessing the adequacy of the Corporate Governance Guidelines and retaining outside advisors as needed to assist and advise the Board with respect to legal and other accounting matters. The Corporate Governance and Nominating Committee is also responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole.

Attendance at Annual Meetings

The Company has not established a formal policy regarding Director attendance at its Annual Meeting, but it encourages all Directors to attend these meetings and reimburses expenses associated with attendance. The non-executive Chairman presides at the Annual Meeting. All the Directors attended the Annual Meeting in 2008.

Code of Conduct and Code of Ethics

The Board has adopted the Code of Business Conduct and Ethics that sets forth important company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our directors and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. In addition, the Audit Committee has adopted the Code of Ethics for CEO and Senior Financial Officers that supplements the Code of Business Conduct and Ethics by providing more specific requirements and guidance on certain topics. The Code of Ethics for CEO and Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on our website at www.oldnational.com. We will post any material amendments to, or waivers from, our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers on our website within two days following the date of such amendment or waiver.

Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of our Codes of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

In 2008, the Corporate Governance and Nominating Committee amended the Code of Business Conduct and Ethics. The new Code of Business Conduct and Ethics addresses, among other things, the following topics: working with integrity; honesty and fair dealing; compliance with laws, rules and regulations (including federal securities laws); conflicts of interest; corporate opportunities; protection and proper use of Company assets; protecting confidential information; and the reporting of any illegal or unethical behavior. In addition, a table of contents and an introductory message from the President and Chief Executive Officer of the Company supporting the Code and its principles was added to the new Code of Conduct.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines that, along with the Company’s corporate charter, By-laws and charters of the various committees of the Board, provide the foundation for the Company’s governance. Among other things, our Corporate Governance Guidelines set forth the (i) minimum qualifications for the Directors; (ii) independence standards for the Directors, (iii) responsibilities of the Directors; (iv) majority vote standard election of Directors; (v) committees of the Board, (vi) access of Directors to the officers and employees of the Company; (vii) Directors’ compensation; (viii) procedures for Director orientation and development; (ix) procedures for an annual review of the CEO and management succession planning; (x) stock ownership guidelines for executives and Directors; and (xi) procedures for an annual self-evaluation of the Board.

In 2008, the Corporate Governance and Nominating Committee amended the Corporate Governance Guidelines. The changes were made to the Corporate Governance Guidelines to comply with changes to Section 303A.02(b) of the NYSE Listed Company Manual.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and the Company’s shareholders and other interested parties. As a consequence, the Board has adopted the procedures described in the following paragraph for communications to directors.

Any shareholder or other interested party who desires to contact Old National’s Chairman or the other members of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718. Communications received are distributed to the non-executive chairman or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Corporate Secretary to the Chairman of the Audit Committee for review.

Policy Regarding Consideration of Director Candidates Recommended by Shareholders

The Company’s nomination procedures for directors are governed by its By-Laws. Each year the Corporate Governance and Nominating Committee makes a recommendation to the entire Board of nominees for election as directors. The Corporate Governance and Nominating Committee will review suggestions from shareholders regarding nominees for election as directors. All such suggestions from shareholders must be submitted in writing to the Corporate Governance and Nominating Committee at the Company’s principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which directors are to be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by such shareholder, (iii) the name, address and age of the suggested nominee for election as Director, (iv) the nominee’s principal occupation during the five years preceding the date of suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee, and (vi) such other information as the Corporate Governance and Nominating Committee may reasonably request. Consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.

In seeking individuals to serve as directors, the Corporate Governance and Nominating Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise. Directors should have an active interest in the business of the Company, possess a willingness to represent the best interests of all shareholders, be able to objectively appraise management performance, possess the highest personal and professional ethics, integrity and values, and be able to comprehend and advise management on complicated issues that face the Company and Board.

Directors should also demonstrate achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Directors are expected to have sound judgment, borne of management or policy making experience that demonstrates an ability to function effectively in an oversight role. In addition, directors should have a general appreciation regarding major issues facing public companies of a size and operational scope similar to that of the Company. These issues include contemporary governance concerns, regulatory obligations of an SEC reporting financial holding company, strategic business planning and basic concepts of corporate finance.

Determination with Respect to the Independence of Directors

It is the policy of the Board that a majority of its members be independent from management, and the Board has adopted Director Independence Standards that meet the listing standards of the NYSE. The portion of our Corporate Governance Guidelines addressing our Director Independence Standards is attached to this proxy statement as Appendix I.

In accordance with our Corporate Governance Guidelines, the Board undertook its annual review of Director independence. During this review, the Board considered any and all commercial and charitable relationships of Directors, including transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries. Following the review, the Board affirmatively determined, by applying the Director Independence Standards contained in the Corporate Governance Guidelines that each of our Directors nominated for election at this Annual Meeting, is independent of the Company and its management in that none has a direct or indirect material relationship with the Company, with the exception of Robert G. Jones and Linda E. White.

The independent Directors of the Company are Joseph D. Barnette, Jr., Alan W. Braun, Larry E. Dunigan, Niel C. Ellerbrook, Andrew E. Goebel, Phelps L. Lambert, Arthur H. McElwee, Jr., Marjorie Z. Soyugenc, Kelly N. Stanley and Charles D. Storms. Ms. Linda E. White was elected to the Board on November 12, 2008. Her Board service began with the January 22, 2009 meeting. She is not an independent director due to the fact that Robert G. Jones, President and CEO of the Company, previously served as the Chairman of the Compensation Committee for Deaconess Health System, Inc. Although Mr. Jones has resigned from the Compensation Committee of Deaconess Health System, Ms. White will be considered non-independent for three years under the Company’s Independence Standards. The only other non-independent Director is President and CEO, Robert G. Jones. Mr. Jones is considered an inside Director because of his employment as President and CEO of the Company.

In addition, all members of the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee satisfy the standards of independence applicable to members of such committees established under applicable law, the listing requirements of the NYSE and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines.

Director Compensation

All outside Directors of the Company receive an annual retainer of $35,000 for serving on the Board. The outside Directors receive $20,000 of the retainer in cash, while $15,000 of the retainer is paid in Company stock. In addition, outside Directors receive $1,500 for each Board meeting they attend. Directors not otherwise employed by the Company also receive $1,000 for each Committee meeting attended and Audit Committee members receive $1,500 for each Audit Committee meeting attended. The Audit Committee Chairman receives an additional annual retainer of $7,500 and Directors serving as a Committee Chairperson on other committees receive an additional annual retainer of $2,500. The non-executive Chairman of the Board receives an additional annual retainer of $25,000. Robert G. Jones, President and CEO of the Company and the only inside Director on the Board, receives no compensation for his directorship. For more information on Director Compensation, please refer to pages 41 and 42.

Committees of our Board

The following table lists the current membership of the Company’s standing Board Committees.

		Compensation and	Corporate		Risk and	Community and
		Management	Governance and	Funds	Credit	Social
Director	Audit	Development	Nominating	Management	Policy	Responsibility

Joseph D. Barnette, Jr.		X			Chair
Alan W. Braun				X	X	X
Larry E. Dunigan		X	Chair		X
Niel C. Ellerbrook		Chair	X
Andrew E. Goebel	Chair			X	X
Robert G. Jones
Phelps L. Lambert	X		X	Chair
Arthur H. McElwee, Jr.	X			X
Marjorie Z. Soyugenc	X	X				Chair
Kelly N. Stanley			X
Charles D. Storms	X			X		X
Linda E. White					X	X

The members of the Company’s Board are elected to various committees. The standing committees of the Board include an Audit Committee, a Compensation and Management Development Committee, a Corporate Governance and Nominating Committee, a Funds Management Committee, a Risk and Credit Policy Committee, and a Community and Social Responsibility Committee.

The current members of the Audit Committee are Andrew E. Goebel (Chairperson), Phelps L. Lambert, Arthur H. McElwee, Jr., Marjorie Z. Soyugenc and Charles D. Storms. The Audit Committee held eight meetings during 2008. The functions of the Audit Committee are described under “Report of the Audit Committee” on page 45. The Audit Committee has adopted a written charter which has been approved by the Board.

The current members of the Corporate Governance and Nominating Committee are Larry E. Dunigan (Chairperson), Niel C. Ellerbrook, Phelps L. Lambert, and Kelly N. Stanley. The Corporate Governance and Nominating Committee met four times in 2008. The functions of the Corporate Governance and Nominating Committee are described under “Report of the Corporate Governance and Nominating Committee and Other Board Matters” on page 5. The Corporate Governance and Nominating Committee has adopted a written charter which has been approved by the Board.

The current members of the Compensation and Management Development Committee are Niel C. Ellerbrook (Chairperson), Joseph D. Barnette, Jr., Larry E. Dunigan and Marjorie Z. Soyugenc. The Compensation and Management Development Committee met seven times during 2008. The functions of the Compensation and Management Development Committee are described under “Report of the Compensation and Management Development Committee — Scope of Responsibilities on page 21. The Compensation and Management Development Committee has adopted a written charter which has been approved by the Board.

The current members of the Risk and Credit Policy Committee are Joseph D. Barnette, Jr. (Chairman), Alan W. Braun, Larry E. Dunigan, Andrew E. Goebel and Linda E. White. The Risk and Credit Policy Committee met four times in 2008. The function of the Risk and Credit Policy Committee is to oversee the Company’s policies, procedures and practices relating to credit, operation and compliance risk. The Risk and Credit Policy Committee has adopted a written charter which has been approved by the Board.

The current members of the Community and Social Responsibility Committee are Marjorie Z. Soyugenc (Chairperson), Alan W. Braun, Charles D. Storms and Linda E. White. The Community and Social Responsibility Committee met four times in 2008. The Community and Social Responsibility Committee has the responsibility to review the Company’s compliance with the Community Reinvestment Act, Fair Lending Practices, associate commitment and diversity, supplier diversity and the Company’s Affirmative Action Plan. During 2005, the Community and Social Responsibility Committee approved the formation of the Old National Bank Foundation through which major charitable gifts from the Company will be funded. The Community and Social Responsibility Committee has adopted a written charter which has been approved by the Board.

The current members of the Funds Management Committee are Phelps L. Lambert (Chairman), Alan W. Braun, Andrew E. Goebel, Arthur H. McElwee, Jr. and Charles D. Storms. The Funds Management Committee met five times during 2008. The function of the Funds Management Committee is to monitor the balance sheet risk profile of the Company, including credit, interest rate, liquidity and leverage risks. The Funds Management Committee is also responsible for reviewing and approving the investment policy for the Company. The Funds Management Committee has adopted a written charter which has been approved by the Board.

In addition to serving on the Corporate Governance and Nominating Committee, Kelly Stanley serves as Chairman of the Old National Trust Company Board of Directors and Chairman of Old National Insurance Board of Directors. Both companies are subsidiaries of the Company.

In addition to serving as a current member of the Audit Committee and the Funds Management Committee, Arthur McElwee, Jr. serves on the Old National Insurance Board.

Availability of Corporate Governance Documents

The Company’s Corporate Governance Guidelines (including the Director Independence Standards), Board committee charters for the Audit Committee, Corporate Governance and Nominating Committee, and the Compensation and Management Development Committee, as well as the Code of Business Conduct and Ethics, and the Code of Ethics for CEO and Senior Financial Officers can be viewed under the Investor Relations/Corporate Governance link on the Company’s website at www.oldnational.com. These documents, as well as charters for all of the Company’s Board committees, are available in print to any interested party who requests them by writing to: Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718.

Item 1: Election of Directors

The first item to be acted upon at the Annual Meeting is the election of twelve directors to the Board of the Company. Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor.

If any Director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee’s position. Unless authorization is withheld, the enclosed proxy, when properly signed and returned, will be voted “FOR” the election as directors of all of the nominees listed in this proxy statement.

Pages 11 through 13 and page 18 contain the following information with respect to each Director nominee of the Company: name; principal occupation or business experience for the last five years; age; the year in which the nominee or incumbent Director first became a Director of the Company; the number of shares of common stock of the Company beneficially owned by the nominee or incumbent Director as of March 4, 2009; and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of March 4, 2009. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee or incumbent Director includes those over which he or she has either sole or shared voting or investment power.

Listed below is certain biographical information of each of the nominees for election including his or her principal occupation and other business affiliations.

Nominees for Director to be Elected

Joseph D. Barnette, Jr.

	Age: Director Since: Principal Occupation since 2003:	69 2005 President of the Sexton Companies, apartment developers/managers.

Alan W. Braun

	Age: Director Since: Principal Occupation since 2003:	64 1988 Chairman, President and CEO of Industrial Contractors, Inc., a construction company, since 2004. Chairman and CEO of Industrial Contractors, Inc. from 2003 to 2004.

Larry E. Dunigan

	Age: Director Since: Principal Occupation since 2003:	66 1982 Chief Executive Officer of Holiday Management Company, a healthcare services company. President, Holiday Management Foundation, a non-profit foundation.

Niel C. Ellerbrook

	Age: Director Since: Principal Occupation since 2003:	60 2002 Chairman and CEO of Vectren Corporation, an energy holding company, since 2007. Chairman, President and CEO of Vectren Corporation from 2003 to 2007.

Andrew E. Goebel

	Age: Director Since: Principal Occupation since 2003:	61 2000 Financial and management consultant.

Robert G. Jones

	Age: Director Since: Principal Occupation since 2003:	52 2004 President and CEO, Old National Bancorp, since 2004. CEO of McDonald Investments, Inc., a subsidiary of KeyCorp, a financial services company, from 2003 to 2004.

Phelps L. Lambert

	Age: Director Since: Principal Occupation since 2003:	61 1990 Managing Partner of Lambert and Lambert, investments.

Arthur H. McElwee, Jr.

	Age: Director Since: Principal Occupation since 2003:	66 2007 Chairman of Toefco Engineered Coating Systems, Inc., an industrial coatings application company since 2008. President of Toefco Engineered Coating Systems, Inc. from 2003 to 2008.

Marjorie Z. Soyugenc

Age: Director Since: Principal Occupation since 2003:	68
1993
Chairman of Evansville Metal
Products, a manufacturer of metal
fabricators, since 2009. Executive
Director and CEO, Welborn Baptist
Foundation, Inc., a non-profit
foundation, from 2004 to 2009.
Executive Director and CEO, WBH
Evansville, Inc. and Welborn Baptist
Foundation, Inc., non-profit
foundations, from 2003 to 2004.

Kelly N. Stanley
Age: Director Since: Principal Occupation since 2003:	65
2000
Chairman of BMH Foundation, Inc., a
non-profit foundation, since 2009.
Chairman of Ball Memorial Hospital,
Inc., a health services provider, since
2009. President and CEO of Cardinal
Health System, Inc., a health services
network, from 2007 to 2008.
President of BMH Foundation, Inc.,
from 2003 to 2007.

Charles D. Storms
Age: Director Since: Principal Occupation since 2003:
65
1988
Shareholders Agent of
Former Red Spot Shareholders, legal
and escrow matters, since 2008. Vice-
Chairman of Flanders Electric, an
electric motor repair and
manufacturer, since 2008.
Senior Advisor of Fujichem, Inc., a
manufacturer of industrial coatings
from 2008 to 2009. Chairman, President
and CEO of Red Spot Paint
& Varnish Co., Inc., a
manufacturer of industrial coatings
from 2003 to 2008.

Linda E. White

	Age: Director Since: Principal Occupation since 2003:	59 2008 President and CEO of Deaconess Health System, Inc., a health services provider, since 2004. President and CEO of Deaconess Hospital, a health services provider, in 2003.

Our Board unanimously recommends that you vote “FOR” the election of the twelve candidates for Director.

Item 2: Approval of Old National Bancorp
Employee Stock Purchase Plan

The second item to be acted upon at the Annual Meeting is the approval of the Old National Bancorp Employee Stock Purchase Plan (the “Plan”), adopted on January 22, 2009 by the Board. The Board’s adoption of the Plan is subject to approval by the shareholders at the Annual Meeting.

The Company is establishing the Plan to encourage and facilitate the purchase of shares of our common stock by our employees by offering our shares at a discount to the market price. The shares will be purchased by employees using accumulated payroll deductions. The acquisition of shares of our common stock by employees allows us to offer additional incentives to employees and to attract and retain key personnel for the continued achievement of our financial goals. This Plan is consistent with the Company’s overall compensation philosophy, which attempts to place equity in the hands of employees in an effort to further instill shareholder considerations and values in the actions of the employees. This Plan also makes up for the fact that we no longer make matching contributions in the form of Company stock to eligible participants in the ESOP component of the Old National Bancorp Employee Stock Ownership and Salary Savings Plan. The matching contribution is now made in cash in the 401(k) component of that plan.

The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set out in Appendix III to this Proxy Statement.

Eligibility and Participation

The right to purchase shares under the Plan, a “purchase right,” may be granted only to eligible employees. All employees of the Company (including officers), whose customary employment with the Company is more than 20 hours per week and/or more than five months in any calendar year, are eligible to participate in the Plan. An employee will not be eligible to purchase shares under the Plan unless the employee has been employed by the Company or a participating Subsidiary for such continuous period as the Board may require, but in no event will the required period of continuous employment be greater than two years. No employee will be eligible for the grant of any purchase rights under the Plan if, immediately after the purchase rights are granted, the employee owns stock possessing five percent or more of the total combined voting power or value of all classes of our stock. The Board may provide that employees who are highly compensated employees (within the meaning of Section 423(b)(4)(D) of the Internal Revenue Code of 1986, as amended (the “Code”) may not be eligible to participate in a particular offering of shares under the Plan.

No participant may purchase common stock with a fair market value in excess of $25,000 in any calendar year under the Plan. “Fair market value” means the closing sales price (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange (or the exchange or market on which our common stock is then traded) on the trading day prior to the date on which shares are to be purchased.

Common Shares Subject to the Plan

Subject to adjustment as described below, the maximum number of shares of the Company’s common stock that may be purchased under the Plan is the sum of the following:

•	500,000 shares of common stock, plus

•	an annual increase to be added on the first day of the Company’s fiscal year beginning in 2010 equal to the lesser of (i) 200,000, (ii) 1 percent of the outstanding shares on that date or (iii) a lesser amount determined by the Board.

The common stock to be sold under the Plan may, at the election of the Company, be either authorized but unissued shares or shares bought on the open market for purposes of the Plan. If any purchase right granted under the Plan terminates for any reason without having been exercised, the shares of common stock not purchased under the purchase right will again become available for issuance under the Plan.

In the event of any stock dividend, stock split, consolidation, reorganization, merger, spinoff or similar transaction or event having a similar effect to any of the foregoing, other than one in which the Company is not the surviving corporation, the number and kind of shares of our stock subject to the Plan, the maximum number of shares that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Compensation and Management Development Committee. If the Company is a party to a corporate transaction in which the Company is not the surviving corporation, the Compensation and Management Development Committee may take any other actions with respect to the Plan as it deems appropriate.

Administration

The Plan will be administered by the Compensation and Management Development Committee or an individual appointed by the Board or the Compensation and Management Development Committee (the “Administrator”). The Administrator will have the discretionary power to construe, administer and interpret the Plan and to resolve any ambiguities thereunder; to prescribe, amend and rescind administrative rules relating to the Plan; to set the provisions which will determine an employee’s ability to participate in the Plan and to take all other actions that are necessary or appropriate for administration of the Plan. The Administrator’s interpretations, rules and actions are final and binding.

Awards under the Plan

Participation in the Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable and it is not possible at this time to determine or indicate the number, names or positions of employees who will be provided with the opportunity to participate in the Plan or the number of shares of common stock which may be purchased by any employee under the Plan.

Purchase Rights; Purchase Price

On each date selected by the Board, each eligible employee may be granted a purchase right to purchase up to that number of shares of common stock purchasable but not exceeding ten percent of the employee’s compensation during the period that begins on the offering date (or any later date as the Board determines for a particular offering) and ends on the date stated in the offering (the “purchase period”). A participant may change his or her contributions during the purchase period and the Administrator may, in its discretion, limit the number of changes during the purchase period. A participant’s payroll deduction authorization form will remain in effect for successive purchase periods unless terminated.

The Plan provides that the purchase price of shares of common stock acquired pursuant to purchase rights will be an amount not less than 95 percent of the fair market value of the shares of common stock on the applicable purchase date. The actual percentage will be determined by the Compensation and Management Development Committee. The purchase price in the initial offering under the Plan will be 95 percent of the fair market value and will remain at 95 percent of the fair market value until changed by the Compensation and Management Development Committee.

The number of shares of common stock a participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price.

Exercise of Purchase Rights; Payment for Shares

The Board or the Compensation and Management Development Committee will establish one or more purchase dates during an offering as of which purchase rights granted pursuant to the Plan may be exercised and purchases of shares of common stock may be carried out. In connection with each offering made under the Plan, the Board or the Compensation and Management Development Committee may specify:

•	a maximum number of shares of common stock that may be purchased by any participant on any purchase date during the offering;

•	a maximum aggregate number of shares of common stock that may be purchased by all participants pursuant to the offering; and

•	a maximum aggregate number of shares of common stock that may be purchased by all participants on any purchase date under the offering (when an offering contains more than one purchase date).

If the aggregate purchase of shares of common stock issuable upon exercise of purchase rights granted under the offering exceed the maximum aggregate number, then, in the absence of any Board or Compensation and

Management Development Committee action, a pro rata allocation of the shares of common stock available will be made in as nearly a uniform manner as practicable and equitable.

Delivery of Shares to Custodian; Withdrawal of Shares; Dividends

As soon as practicable after each purchase date, the Administrator will credit to the account of the custodian selected by the Compensation and Management Development Committee one or more certificates representing (or will otherwise cause to be delivered to the account of the custodian) the aggregate number of whole shares of common stock with respect to which purchase rights were exercised on the purchase date. The Compensation and Management Development Committee may require that shares be retained with the custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of the shares.

The custodian will also automatically reinvest cash dividends received on the common stock held by the custodian in additional shares of common stock and will facilitate the participant’s voting rights attributable to shares held in a participant’s account. Participants may direct the custodian, subject to applicable securities laws, to deliver to the participant all or part of the shares held by the custodian in his or her account or to sell the shares and deliver to the participant the proceeds therefrom, less applicable expenses.

Termination of Employment

Termination of a participant’s employment for any reason, including disability or death, or the failure of the participant to remain continuously employed by the Company for at least 20 hours per week, will terminate his or her participation in the Plan immediately. The payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

Upon termination of employment of any participant other than for death, disability or retirement, the Company will have the option to repurchase all, or any portion of, the shares owned by the participant that, at the time of the termination, are subject to the restriction on transfer provided for in the Plan. The option is exercisable by the Company by written notice for 30 days following the participant’s termination of employment. The Company will have the right to repurchase the shares at the purchase price per share paid by the participant at the applicable purchase date.

Amendment and Termination of the Plan

The Board has the authority to amend or terminate the Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the Plan. Unless sooner terminated, the Plan will terminate at the time that all of the shares of common stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No purchase rights may be granted under the Plan after the Plan is terminated.

Upon termination of the Plan, the Administrator will terminate payroll deductions and, unless the participant elects to abandon his or her shares, will issue and deliver to each participant certificates for the number of shares of common stock paid for in full. A participant may elect, upon termination of the Plan, to abandon all or any number of the shares of common stock then purchasable by the participant and not yet issued. The Administrator will refund to the participant any amount in the Plan account contributed by the participant that exceeds the amount necessary to purchase the number of shares of common stock the participant elects to purchase and not abandon. If the participant retains no right to purchase shares of common stock, the Administrator will refund to the participant any amount in the Plan account contributed by the participant. Any contributions remaining in the Plan account will be refunded to the participants making the contributions as soon as administratively practicable after termination of the Plan.

The Board may not amend the Plan without approval of the shareholders within 12 months of the adoption of the amendment if the amendment would (a) increase the number of shares that may be issued under the Plan (other than due to a change in capitalization), (b) change the designation of the corporation whose employees may be eligible for participation in the Plan, (c) require the approval of the shareholders under any law, rule or regulation to which the Company is then subject, or (d) be required for the Plan to satisfy the requirements of Code Section 423 or other applicable laws or regulations.

Federal Income Tax Consequences

The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Code Section 423. Under these provisions, no income will be taxable to the participant until the shares purchased under the Plan are sold or otherwise disposed of.

Upon a sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the exercise date (the date the stock was transferred to the participant), then the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of the sale or disposition over the exercise price, or (b) the excess of the fair market value of the shares at the time the purchase right was granted over the exercise price. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of in a disqualifying disposition (i.e., disposition of the shares before the expiration of the above holding period), the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on the sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the Company is not entitled to a deduction for amounts taxed to a participant. However, if a participant makes a disqualifying disposition (i.e., disposes of the shares prior to expiration of the holding period described above), the Company will be entitled to a deduction equal to the amount the participant must include in income. A person holding common stock acquired under the Plan who disposes of shares prior to the expiration of the holding periods must notify the Company of the disposition in writing.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state in which the participant may reside.

Rights Not Transferable

The rights or interests of any participant in the Plan, or in any common stock or cash to which he or she may be entitled under the Plan, are not transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. Only the participant to whom a purchase right is granted may exercise a purchase right. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, the act will be treated as an automatic withdrawal from the Plan. No right or interest of a participant in any purchase right will be liable for, or subject to, any lien, obligation, garnishment or liability of the participant.

Restriction on Sale of Stock

A participant will be prohibited from selling any common stock acquired under the terms of the Plan until the expiration of the period commencing on each purchase date and ending two years later. Notwithstanding the foregoing, the sale restriction will lapse upon the earlier of the death, disability or retirement of the participant. A participant will be considered disabled if he or she has been determined to be disabled under (a) the Federal Social Security Act, or (b) the terms of the Company’s long-term disability plan. A participant will be considered retired if he or she has ceased employment on or after attaining age 65.

Our Board unanimously recommends a vote “FOR” the proposal contained in Item 2 to approve and adopt the Old National Bancorp Employee Stock Purchase Plan.

Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of common stock of the Company as of March 4, 2009 by (i) each person or entity known by us to own beneficially more than 5% of our Common Stock; (ii) each Director and Named Executive Officer; and (iii) all Directors and Executive Officers as a group.

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Common Stock

Barclays Global Investors UK Holdings Limited	4,786,767	(2)	7.22%
Joseph D. Barnette, Jr.	8,299	(3)	*
Alan W. Braun	287,575	(4)	*
Larry E. Dunigan	338,918	(5)	*
Niel C. Ellerbrook	12,919	(6)	*
Andrew E. Goebel	18,768	(7)	*
Robert G. Jones	446,689	(8)	*
Jeffrey L. Knight	146,714	(9)	*
Phelps L. Lambert	264,253	(10)	*
Arthur H. McElwee, Jr.	30,184	(11)	*
Daryl D. Moore	387,818	(12)	*
Barbara A. Murphy	103,928	(13)	*
Marjorie Z. Soyugenc	290,812	(14)	*
Kelly N. Stanley	42,376	(15)	*
Charles D. Storms	73,860	(16)	*
Linda E. White	4,333		*
Christopher A. Wolking	191,771	(17)	*
Directors and Executive Officers as a Group (19 persons)	3,002,084		4.5%

*	Less than 1%

(1)	Unless otherwise indicated in a footnote, each individual or entity listed in the table possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that individual or entity.

(2)	According to a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA., reporting beneficial ownership for itself, Barclays Global Fund Advisors and Barclays Global Investors, Ltd. The Schedule 13G reported that Barclays Global Investors, NA. has sole voting power over 1,469,007 shares and sole dispositive power over 1,734,445 shares; Barclays Global Fund Advisors has sole voting power over 2,253,344 shares and sole dispositive power over 3,007,895 shares; and Barclays Global Investors, Ltd. has sole voting power over 2,115 shares and sole dispositive power over 44,427 shares. Barclays Global Investors, N.A. is located at 45 Fremont Street, San Francisco, CA 94105.

(3)	Includes 1,000 shares held by Charlene Ann Barnette, Mr. Barnette’s spouse.

(4)	Includes 65,697 shares held in The Braun Investment Partnership, L.P. of which Mr. Braun is a general partner. Mr. Braun disclaims beneficial ownership of the shares except to the extent of his pecuniary interest.

(5)	Includes 10,722 shares held by Kevin T. Dunigan Trust, Sharon Dunigan, trustee; 3,980 shares held by Mitchell Ryan Dunigan Trust, Larry Dunigan, trustee; 3,423 shares held by Sharon Dunigan and 97,615 shares held by Larry E. and Sharon Dunigan.

(6)	Includes 1,000 shares held by Karen Ellerbrook, Mr. Ellerbrook’s spouse.

(7)	Includes 922 shares held by Darlene Goebel, Mr. Goebel’s spouse.

(8)	Includes 250,250 shares issued to Mr. Jones upon exercise of outstanding stock options immediately exercisable. Also includes 96,200 shares of performance-based restricted stock, and 14,738 shares of phantom stock in the ONB Deferred Compensation Plan.

(9)	Includes 136 shares held by Jeffrey L. and Erin Knight and 236 shares held by three individual children. Also includes 110,683 shares issued to Mr. Knight upon exercise of outstanding stock options immediately exercisable and 14,800 shares of performance-based restricted stock and 6,334 shares of service-based restricted stock.

(10)	Includes 11,765 shares held by Carol M. Lambert, Mr. Lambert’s spouse. Also includes 2,701 shares of phantom stock in the ONB Deferred Compensation Plan.

(11)	Includes 2,000 shares held by Mrs. McElwee, Mr. McElwee’s spouse and 300 shares held in custodial name for six individual grandchildren.

(12)	Includes 332,545 shares issued to Mr. Moore upon exercise of outstanding stock options immediately exercisable. Also includes 11,600 shares of performance-based restricted stock and 4,934 shares of service-based restricted stock.

(13)	Includes 68,700 shares issued to Ms. Murphy upon exercise of outstanding stock options immediately exercisable. Also includes 18,400 shares of performance-based restricted stock and 8,168 shares of service- based restricted stock.

(14)	Includes 268,339 shares held by Rahmi Soyugenc, Ms. Soyugenc’s spouse.

(15)	Includes 268 shares held by Donna M. Stanley, Mr. Stanley’s spouse. Also includes 10,383 shares issued to Mr. Stanley upon exercise of outstanding stock options and 4,009 shares of phantom stock in the ONB Deferred Compensation Plan.

(16)	Includes 254 shares held by Elizabeth K. Storms, Mr. Storms’ spouse.

(17)	Includes 147,488 shares issued to Mr. Wolking upon exercise of outstanding stock options immediately exercisable. Also includes 18,400 shares of performance-based restricted stock and 8,168 shares of service-based restricted stock.

Executive Officers of the Company

The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year and until the election and qualification of his or her successor.

Name	Age	Office and Business Experience

Robert G. Jones	52	President, Chief Executive Officer, and Director of the Company since September 2004. CEO of McDonald Investments, Inc., a subsidiary of Keycorp, from September 2001 to September 2004, and Executive Vice President of Keycorp from December 1999 to September 2001.
Barbara A. Murphy	58	Senior Executive Vice President of the Company since January 2007. Chief Banking Officer of the Company since December 2006. Executive Vice President of the Company from June 2005 to January 2007. Chief Risk Officer of the Company from June 2005 to December 2006. Previously, Executive Vice President at Bank One in Chicago, Illinois and Columbus, Ohio from 1989 to 2004.
Christopher A. Wolking	48	Senior Executive Vice President and Chief Financial Officer of the Company since January 2007, and Executive Vice President and Chief Financial Officer of the Company from January 2005 to January 2007. Senior Vice President of the Company from 2001 to January 2005 and Vice President of the Company from 1999 to 2001. Treasurer of the Company from 1999 to January 2005.
Caroline J. Ellspermann	41	Executive Vice President of the Company since December 2004, CEO of Old National Trust Company since October 2004 and President of Old National Wealth Management since June 2003. Senior Vice President of the Company and Manager of Old National Private Client Group from 2001 to June 2003.
Jeffrey L. Knight	49	Executive Vice President and Chief Legal Counsel of the Company since December 2004, and Senior Vice President of the Company from 2001 to 2004. Corporate Secretary of the Company since 1994 and General Counsel of the Company from 1993 to 2004.
Daryl D. Moore	51	Executive Vice President and Chief Credit Officer of the Company since January 2001 and Senior Vice President of the Company from 1996 to 2001.
Allen R. Mounts	57	Executive Vice President and Chief Administrative Officer of the Company since April 2007, and Executive Vice President and Chief Human Resources Officer of the Company from January 2005 to April 2007. Senior Vice President of the Company from 2001 to January 2005 and Vice President of the Company from 1993 to 2001. Director of Human Resources of the Company from 1993 to January 2005.
Candice J. Rickard	45	Executive Vice President and Chief Risk Officer of the Company since December 2006. Senior Vice President and Corporate Controller of the Company from January 2005 to December 2006, Vice President and Corporate Controller of the Company from April 2002 to January 2005, Vice President and Financial Reporting Manager of the Company from December 2001 to April 2002, and Financial Reporting Manager of the Company from August 2001 to December 2001.

Report of the Compensation
and Management Development Committee Matters

The Board appoints the members of the Compensation and Management Development Committee (“Compensation Committee”). The Compensation Committee is currently composed of four non-employee directors, each of whom is independent from management and the Company (as independence is currently defined in the NYSE’s listing requirements and in the Company’s Corporate Governance Guidelines). No member is eligible to participate in any management compensation program.

Compensation and Management Development Committee Charter

The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee’s charter is available on our web site, www.oldnational.com, under the Investor Relations/Corporate Governance link. As required by the charter, in early 2009, the Compensation Committee reviewed the charter and conducted an annual performance evaluation, the results of which have been discussed with the Compensation Committee members and shared with the Company’s Corporate Governance and Nominating Committee.

Compensation Consultant

The Compensation Committee has retained Mercer(US)Inc. (“Mercer”) to provide information, analyses and advice regarding executive and director compensation, as described further in this report. The Mercer consultant who performs these services reports directly to the Committee chair. With consent of the Committee chair, Mercer may, from time to time, contact the Company’s executive officers for information necessary to fulfill its assignments and may make reports and presentations to and on behalf of the Committee that the executive officers also receive. All of the decisions with respect to determining the amount or form of executive and director compensation under the Company’s executive and director compensation programs are made by the Committee and may reflect factors and considerations other than the information and advice provided by Mercer. To the extent that the independent consultant’s work involves Director compensation, that work is shared with the Corporate Governance and Nominating Committee, which is responsible for reviewing and making recommendations to the Board regarding Director compensation and benefits.

Scope of Responsibilities

The Compensation Committee is responsible for approving and evaluating the Company’s employee compensation and benefit programs, ensuring the competitiveness of those programs, and advising the Board regarding the development of key executives. The Compensation Committee is responsible for annually reviewing, approving, and recommending to the Board for its approval all elements of the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee is also responsible for determining awards to employees of stock or stock options pursuant to the Company’s 2008 Incentive Compensation Plan.

Compensation and Management Development Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was formerly an officer or employee of the Company. No executive officer of the Company currently serves or in the past year has served as a member of the compensation committee or board of directors of another company of which an executive officer serves on the Compensation Committee. Nor does any executive officer of the Company serve or has in the past year served as a member of the compensation committee of another company of which an executive officer serves as a director of the Company.

Compensation Committee Report

The Compensation Committees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

Members of the Compensation Committee

Niel C. Ellerbrook, Chairman
Joseph D. Barnette, Jr.
Larry E. Dunigan
Marjorie Z. Soyugenc

Executive Compensation

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the key principles and approaches used to determine the compensation of our Chief Executive Officer, Chief Financial Officer, and our other three most highly compensated executive officers. Detailed information regarding the compensation of these executive officers, who are referred to as “Named Executive Officers” or “NEOs”, appears in the tables following this Compensation Discussion and Analysis. This discussion should be read in conjunction with those tables.

This Compensation Discussion and Analysis consists of the following parts:

•	Responsibility for Executive Compensation Decisions.

•	Compensation Philosophy and Objectives.

•	Role of Executive Officers in Compensation Decisions.

•	Compensation Committee Procedures.

•	Setting Executive Compensation for 2008.

•	Deductibility Cap on Executive Compensation.

•	Certification of Compliance with Emergency Economic Stabilization Act of 2008.

Responsibility for Executive Compensation Program

The Compensation Committee of our Board is responsible for establishing and implementing our general executive compensation philosophy, subject to approval of the full Board. Subject to full Board approval, the Compensation Committee determines the compensation for all of our executive officers, including our “Named Executive Officers.” The Compensation Committee’s charter permits the Compensation Committee to delegate authority to subcommittees. In 2008, the Compensation Committee made no delegation of its authority over compensation matters relating to our Named Executive Officers.

Compensation Philosophy and Objectives

Through our compensation program for executive officers, we strive to attract and retain superior executives in a highly competitive environment and provide financial incentives that align our executive officers’ interests with those of our shareholders. The Compensation Committee believes that the primary components of each executive officer’s compensation should be a competitive base salary and incentive compensation that rewards the achievement of annual and long-term objective performance goals. The Compensation Committee also believes stock ownership is important, because it aligns our executives’ interests with the interests of our shareholders. Thus, equity compensation represents a significant element of each executive officer’s potential compensation.

Role of Executive Officers in Compensation Decisions

The Compensation Committee reviews, approves, and recommends to our full Board each element of compensation for each executive officer, including all Named Executive Officers. The Compensation Committee considers the recommendations of the Chief Executive Officer in determining the base salary, annual incentive compensation and long-term incentive awards for each of the executive officers of the Company other than the Chief Executive Officer. Together with the Compensation Committee, our Chief Executive Officer annually reviews the performance of each of our other executive officers, the compensation of each executive officer, including base salary, annual incentive compensation and long-term incentive awards and makes recommendations to the Compensation Committee regarding the compensation of those officers for the following year. The Compensation Committee Chairman annually reviews our Chief Executive Officer’s compensation (following an annual performance review lead by the Company’s non-executive Chairman) and makes recommendations to the Compensation Committee regarding the Chief Executive Officer’s compensation for the following year. All discussions with respect to the Chief Executive Officer’s compensation are made in executive session of the Compensation Committee, without the Chief Executive Officer present.

Committee Procedures

The Compensation Committee has engaged Mercer, a nationally recognized compensation consulting firm, to assist it in evaluating our executive compensation structure and expenses. Mercer has fulfilled this role since 2003. For 2008, Mercer:

•	assessed the competitiveness of our compensation packages for executive officers;

•	analyzed our business performance over one-year and three-year periods; and

•	evaluated the relationship between executive officer pay and our performance.

In examining our business performance, Mercer focused on:

•	growth in fully-diluted earnings per share;

•	net income growth;

•	return on average equity;

•	return on average assets;

•	revenue growth;

•	non-performing asset ratio;

•	total shareholder return; and

•	book value per share.

In evaluating the competitiveness of our compensation levels for Named Executive Officers and other members of management, Mercer gathers pay and performance data from a peer group of publicly-traded financial services companies that includes a broad representation of regional banks. Mercer selects the peer group with input from the Compensation Committee. The Compensation Committee considers the peer group data when evaluating the compensation for all of the Named Executive Officers. The composition of the peer group may be amended from year to year to take account of mergers, acquisitions, and other changes that make a company more or less appropriate for inclusion. Under the SEC disclosure rules, companies generally limit executive compensation disclosure to their most highly compensated executive officers. To determine competitive pay for these positions, Mercer uses data from publicly-filed documents as well as data from its proprietary market surveys. For the remaining executives, Mercer uses data from its proprietary market surveys only. The market surveys include a broader range of companies and do not provide company-specific information. The survey data is used as a “general reference” and is one of a number of factors considered in determining where pay is actually set.

For 2008 compensation decisions, our publicly-traded peer group consisted of the following 26 companies:

Hancock Holding Company	Associated Banc-Corp	Sky Financial Group, Inc
Bank of Hawaii Corporation	BOK Financial Corporation	TCF Financial Corporation
South Financial Group, Inc.	Fulton Financial Corporation	BancorpSouth, Inc.,
Valley National Bancorp	International Bancshares Corporation	FirstMerit Corporation
Cullen/Frost Bankers, Inc.	Trustmark Corporation	UMB Financial Corporation
Whitney Holding Corporation	Susquehanna Bancshares, Inc.	First Midwest Bancorp, Inc.
Citizens Republic Bancorp, Inc.	Alabama National Bancorporation	AMCORE Financial, Inc.
Irwin Financial Corporation	First Merchants Corporation	Integra Bank Corporation
1st Source Corporation	Colonial BancGroup, Inc.

Mercer has agreed that this peer group continued to be appropriate for the Company’s pay and performance benchmarking for 2008.

In making its recommendation to the Compensation Committee regarding executive officer compensation, Mercer reviews the compensation practices and performance of the peer companies and discusses our performance and strategic objectives with our Chief Executive Officer and Chief Financial Officer. Before the beginning of each fiscal year, Mercer provides the Compensation Committee with a detailed written report regarding our executive compensation structure, its competitiveness relative to the peer group companies, and the alignment of our executive pay with the Company’s performance. This review evaluates overall compensation as well as each significant component of compensation. It evaluates whether the compensation structure continues to provide the appropriate incentives and alignment of executive officers’ interests with those of our shareholders. Mercer meets with the Compensation Committee to discuss its report, answer questions, and discuss issues that require further study.

The Compensation Committee considers the information provided by Mercer, including compensation reports and Mercer’s recommended best practices as a baseline for establishing targeted total compensation, principal compensation components, and determining the allocation of total potential compensation components for each Named Executive Officer and other executives in the Company. In general, we seek to establish total compensation, base salaries, annual incentive compensation, and long-term equity incentive compensation for each position at or near the median for the peer group, if targeted performance is achieved; and at or near the 75% percentile of the peer group, if exceptional performance is achieved. The Compensation Committee also seeks to allocate potential total compensation among base salary, annual incentive compensation, and longer-term incentive compensation in proportions that reflect peer group averages.

Executive Compensation for 2008

Components of Compensation.  In establishing the 2008 compensation for our executive officers, the Compensation Committee:

•	analyzed the compensation levels of comparable executive officers in the peer group;

•	determined a mix of base salary and bonus opportunity, along with an equity position to align our executive officers’ compensation with our performance and leadership accomplishments;

•	assessed our executive officers’ performance; and

•	assessed our financial and business results relative to other companies within the banking industry as well as to our own past performance and financial goals.

The principal components of each executive officer’s compensation are:

•	base salary;

•	annual incentive compensation; and

•	long-term equity incentive compensation.

In general, we strive to target the percentage that each of these components bears to the total compensation for our executive officer group as a whole, assuming the achievement of targeted performance, to approximately the corresponding percentages for the peer group. According to Mercer’s report, the following table represents each element of compensation and the corresponding percentage of total compensation represented by each element for our peer group:

Percentage of
Type of Compensation	Total Compensation

Base salary	44%
Cash incentive awards	24%
Performance-based equity awards	15%
Service-based equity awards	9%
Stock Options	8%

The actual mix of these components for each individual executive officer varies, depending on our evaluation of the executive officer’s responsibilities, the percentage of the executive officer’s compensation that should be at risk, and the reasonable potential compensation in light of that risk.

The only elements of our executive officers’ compensation that we pay in cash are base salary and annual incentive compensation. For 2008, we paid the following cash compensation to our Named Executive Officers:

			Annual Incentive
		Base Salary	Compensation	Total Cash
Names	Year	($)	($)	Compensation ($)

Robert G. Jones	2008	638,466	0	638,466
Barbara A. Murphy*	2008	332,310	0	382,310
Christopher A. Wolking	2008	306,939	0	306,939
Daryl D. Moore	2008	297,721	0	297,721
Jeffrey L. Knight	2008	236,023	0	236,023

*	Ms. Murphy received a discretionary bonus of $50,000 paid in 2008.

Base Salary.  Base salary is the only component of compensation that is not subject to the achievement of performance or vesting criteria. Base salary is designed to provide a fixed level of cash compensation for performing day-to-day responsibilities. We establish base salary ranges for each position based on the ranges for similar positions at other peer group companies. In general, we target base salary ranges near the median for the peer group. We review base salaries annually and we adjust them to take into account such factors as market changes, changes in duties, individual performance, and experience. For 2008, the base salaries of Messrs. Jones, Wolking, Knight and Ms. Murphy were increased as a result of their individual performance, the roles they play within the Company, and a desire to move these individuals closer to the median salaries for comparable positions within the peer group. Mr. Moore’s salary was increased, even though he was above the midpoint of his salary range, due to his extensive experience in the credit area and his exceptional performance in 2007 in managing the credit risks of the Company in a difficult credit market. In assessing Mr. Jones’ performance, the Compensation Committee considered the role Mr. Jones played in selecting and leading the management team in its outstanding 2007 strategic, operational, and financial performance. The Compensation Committee attributed the Company’s success to Mr. Jones’ leadership skills both within the Company and as a leader in the banking industry.

Annual Incentive Compensation.  Our practice is to award cash bonuses based on our achievement of pre-established objective performance goals. The objective of awarding annual incentive compensation is to reward short-term financial and operational performance. The Short Term Incentive Plan, which was approved by shareholders in 2008, is our primary vehicle for awarding such bonuses. The Short Term Incentive Plan does not preclude us from making additional bonus payments or special awards to Short Term Incentive Plan participants outside of the Short Term Incentive Plan.

Under the Short Term Incentive Plan, the Compensation Committee establishes quantitative performance goals for each fiscal year prior to March 31 of that year. The Compensation Committee has established the Target Incentive Payout for the CEO of 75% of his base salary. The Target Incentive Payout for the Chief Financial Officer and Chief

Banking Officer is 45% of base salary, and the Target Incentive Payout for the other Named Executive Officers is 40%. For 2008, the threshold payout under the Short-Term Incentive Plan was 7.5% for the CEO, 4.5% for the Chief Financial Officer and Chief Banking Officer and 4% for the other Named Executive Officers. The amount of bonus payments under the Short Term Incentive Plan is based entirely on the achievement of the established performance goals. In practice, the Compensation Committee makes recommendations that the Board then approves or adjusts. Performance measures permitted under the Short Term Incentive Plan include:

•	return on assets;

•	return on equity;

•	total shareholder equity;

•	operating income;

•	earnings per share; and

•	total risk-adjusted revenue.

The Compensation Committee chose earnings per share (“EPS”) as the performance measure for 2008, because it believed that EPS was the best method of measuring our growth and financial performance. In cooperation with our Chief Executive Officer, the Compensation Committee established the threshold payout level at $1.05 Earnings Per Share (“EPS”), the target payout level at $1.17 EPS, and maximum payout level at $1.29 EPS. The Compensation Committee determined that the target payout level of $1.17 EPS was sufficiently difficult to achieve yet reasonable after considering the dynamics of the general banking environment and potential credit costs due to a challenging economic environment within the Company’s operating footprint.

Based on earnings per share of $.95, no bonuses were earned under the Short Term Incentive Plan for 2008.

Long-Term Incentive Compensation.  We believe that stock ownership by our executive officers is an important tool for aligning their interests with those of our shareholders over the long-term. Therefore, our long-term incentive compensation consists entirely of equity compensation awards. The 2008 Incentive Compensation Plan, which was approved by shareholders in 2008, is our primary vehicle for providing equity compensation. Awards under the 2008 Incentive Compensation Plan consist of a combination of:

•	nonqualified stock options;

•	performance-based restricted stock; and

•	service-based restricted stock.

Each of these forms of award encourages executives to use their best efforts to increase the value of our stock, since the value of the awards increases with the value of our stock. In addition, because an executive officer’s right to an award generally vests over time, such awards provide a valuable retention tool.

Our practice is to determine the dollar amount of equity compensation that we want to provide, based on the closing price of our stock on the date of grant. In general, we seek to pay equity incentive compensation that approximates the median for our peer group, if targeted performance is achieved, and the 75th percentile for our peer group, if maximum performance is achieved. In recommending equity compensation awards for an executive, the Compensation Committee considers previously granted but non-vested awards, but it does not generally consider equity ownership or previously vested awards. The Compensation Committee typically makes recommendations regarding equity compensation awards at its first meeting in January, depending upon the availability of the financial results for the preceding year. Typically, these awards are then approved or adjusted by the Board at its next meeting. We make the awards as early as practicable in the year and communicate them to executive officers so that the incentives will be known as early as practicable, thereby maximizing their potential impact. We make equity awards after financial data for the preceding year is available, because this information enables us to refine our expectations for the current year. The proximity of any awards to earnings announcements or other market events is coincidental. Under special circumstances, such as the employment of a new executive or substantial promotion of an existing executive, the Compensation Committee may award equity compensation at other times during the year. The Compensation Committee did not make any special grants of equity incentive compensation to any NEO in 2008.

On January 24, 2008, we granted non-qualified stock options, performance-based restricted stock, and service-based restricted stock to all executive officers pursuant to our 2008 Incentive Compensation Plan. These awards are reflected on the Table on page 31 entitled “Grants of Plan-Based Awards During 2008.” The Chief Executive Officer, however, only received an award of non-qualified stock options and performance-based restricted stock with no service-based component. The portions of the total potential equity award represented by each type of award reflected the allocation of such types among our peer group. The Compensation Committee awarded the right to earn shares to the Named Executive Officers and certain other executives based on the performance of the Company. The awards differed for each of the Named Executive Officers and they were determined by the Compensation Committee, according to each officer’s salary level and based on competitive survey data provided by Mercer. The awards were not based on individual performance.

Nonqualified Stock Options.  Stock options allow an executive officer to purchase shares of our stock at a future date for the closing price of the stock on the date of grant. In general, an executive officer must remain employed by us until the end of a stated vesting period to exercise a stock option. Special rules apply if the executive terminates employment on account of death, retirement, or disability, or if there is a change in control of the Company. Under most circumstances, the options granted in 2008 will vest in three approximately equal annual installments over a three-year period ending on February 1, 2011.

Performance-Based Restricted Stock.  In general, our executive officers will not earn performance-based restricted stock unless we meet pre-established objective performance criteria for the performance period, and the executive officer remains employed throughout the required service period. The performance period for the 2008 grants is the three-year period ending December 31, 2010. The restriction period for the 2008 grants ends on February 1, 2011. The financial factors used and the weighting attached to each factor (in parentheses) are:

•	earnings per share growth (50%),

•	total revenue growth (25%), and

•	and net charge-off ratio (25%).

For each factor, we have established minimum, target and maximum performance levels. The weighted average performance level will determine the percentage of shares for which restrictions will lapse. If target is achieved, restrictions will lapse on all of the shares awarded. If maximum performance is achieved, the number of shares awarded will double.

We define earnings per share as GAAP EPS, disregarding, however, extraordinary items and non-recurring charges, both as determined under GAAP, recognized in a period after the quarter ending December 31, 2007. The threshold earnings per share is $1.18, the target is $1.31 and the maximum is $1.44.

We define total revenue as the sum of net interest income and total non-interest income (as reflected in year-end financial statements), disregarding however, extraordinary items as determined under GAAP, recognized in a period after the quarter ending December 31, 2007. The threshold total revenue is $426,925,000 the target is $450,031,000 and the maximum is $479,262,000.

We define net charge-off ratio as the three-year average of net charge-offs to average loans for 2008, 2009, and 2010. The minimum net charge-off ratio is .5%, the target is .3%, and the maximum is .2%.

If an executive officer terminates employment on account of death, or there is a change in control of the Company, the target performance criteria will be deemed satisfied, and restrictions on the shares will lapse. If the executive officer terminates employment on account of disability or retirement, the executive officer will be treated the same as if he or she had continued employment. We pay cash dividends on performance-based restricted stock, even if the stock remains subject to restrictions.

Service-Based Restricted Stock.  Service-based restricted stock is not contingent on our business performance. In general, with the exception of dividends, an executive officer will not realize value for service-based restricted stock, unless he or she remains employed during the required service period. If an executive officer terminates employment on account of death, or there is a change in control of the Company, restrictions on the stock will lapse. If the executive officer terminates employment on account of disability or retirement, he or she will be treated the same as if he or she had continued employment. Like the 2008 stock options, service-based restricted stock granted in 2008 will vest in three approximately equal annual installments over a three-year period ending on February 1, 2011. We pay cash dividends on service-based restricted stock to our executive officers, even if the stock remains subject to restrictions.

Retirement Plans.  Until December 31, 2005, we maintained a traditional qualified defined benefit pension plan, known as the Old National Bancorp Employees’ Retirement Plan (“Retirement Plan”). We froze the Retirement Plan as of December 31, 2001, except for employees who were at least age 50 or who had 20 years of credited service as of December 31, 2001. As of December 31, 2005, we froze the Retirement Plan for all remaining employees. We also maintained a nonqualified retirement plan to replace any reduction in benefits under the Retirement Plan due to limitations on benefits under the Internal Revenue Code (“Supplemental Plan”). We also froze the Supplemental Plan as of December 31, 2005. No executive officer will earn further benefits under the Retirement Plan or the Supplemental Plan after 2005, although benefits as of December 31, 2005, are preserved.

We continue to maintain a tax-qualified defined contribution plan, known as the Old National Bancorp Employee Stock Ownership and Savings Plan (“Savings Plan”), for eligible employees. The Savings Plan allows employees to make pre-tax 401(k) contributions. Subject to applicable IRS limitations, we match employee contributions dollar for dollar on a bi-weekly basis to the extent that they do not exceed 6% of the employee’s compensation. Subject to the conditions and limitations of the Plan, an employee will be eligible to become a participant of the plan on the first day of the month after completing one month of service. All active participants will be eligible to receive a “Safe Harbor Matching Contribution”. We may also make profit sharing contributions, in our discretion. To receive profit sharing contributions for a year, an employee must have (i) completed at least 1,000 hours of service during the year and (ii) been employed on the last day of the year or retired on or after age 65, died, or become disabled during the year.

We also maintain a nonqualified deferred compensation plan, known as the “Executive Deferred Compensation Plan,” for a select group of management employees designated by the Compensation Committee, including our executive officers. All executive officers are eligible to participate in the plan. An executive officer may elect to defer up to 25% of his or her regular compensation, and up to 75% of his or her annual bonus under the Short Term Incentive Plan, in which case the deferral amount will be credited to his or her plan account. We provide matching contribution credits under the plan up to 6% of compensation, reduced by matching contributions under the Savings Plan. In addition, we may provide discretionary contribution credits to make up for any reduction in discretionary profit sharing contributions under the Savings Plan due to Internal Revenue Code contribution limits applicable to tax-qualified retirement plans. We did not provide discretionary credits for 2008.

We credit an executive officer’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Compensation Committee, or a combination of the two, as elected by the executive officer. For the market index fund, we use a Bloomberg fund index, which approximates the risk and return associated with a diversified high quality corporate bond.

All amounts paid under the nonqualified deferred compensation plan are paid from our general assets and are subject to the claims of our creditors. Except in the case of financial emergency, an executive officer’s benefits under the plan may not be distributed until after termination of employment. In general, an executive officer may elect to receive his plan benefits in a lump sum or in annual installments over two to ten years.

Other Compensation.  Detailed information regarding other compensation is provided in note 6 to the Summary Compensation Table on page 30. In general, we believe that perquisites should not constitute a consequential portion of any executive officer’s compensation. No executive received perquisites in excess of $10,000 in 2008. Moreover, certain of the perquisites provided to executive officers also provide a benefit to us. For example, executive physicals, which we require, help us to assure that our executive officers do not postpone addressing health issues that could result in great cost to us in lost productivity and covered treatment costs. Likewise, the reimbursement of club dues encourages the active participation of our executive officers in community functions that promote business development.

Stock Ownership Guidelines.  In 2005, the Compensation Committee adopted stock ownership guidelines for executive officers. Under those guidelines, executive officers are required to hold shares of our stock with a value of three times their annual base salary (five times base salary for our Chief Executive Officer). Executive officers have five years from October 2005 to achieve this ownership. For purposes of the guidelines, in-the-money options and unearned performance-based stock are taken into account.

Changes in Executive Compensation in 2009

In January 2009, based on results of a review by executive management of the compensation program, the Compensation Committee approved certain changes to the program which will be effective in 2009. The restructuring will result in one significant change to the performance-based stock component of long-term equity awards.

In 2009, our long-term equity awards for the Named Executive Officers other than the CEO will be allocated as follows:

40% performance-based restricted stock units
40% service-based restricted stock
20% stock options

The performance-based restricted stock units will be allocated as follows:

50%	of the award will be based on internal measures
50%	of the award will be based on external measures

The financial factors internal measures will continue to be earnings per share growth, revenue growth and net charge-off ratio for the internal measure awards. The external measures will include the same financial factors with the addition of total shareholder return compared to peers. The CEO’s award in 2009 is allocated as follows:

50% stock options
50% performance-based restricted stock units

Restricted stock units, unlike the performance-based restricted stock previously awarded, will receive stock dividends only on the restricted stock units actually earned at the end of the three-year performance period. Service-based shares will continue to receive cash dividends.

In 2009, the service-based restricted stock component has been increased from 25% of the long-term equity to award to 40%. The increase in the percentage for 2009 was made by the Compensation Committee in order to align the Company more closely with peer group practices.

The Compensation Committee also instituted a one-year holding period on grants of long-term equity awards for the 2009 awards.

2008 Summary Compensation Table

The following table provides information regarding compensation earned by our Chief Executive Officer, Chief Financial Officer, and the three other executive officers employed at the end of 2008 who were most highly compensated for 2008.

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings (5)	Compensation(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert G. Jones	2008	638,466	0	337,435	122,022	0	32,915	123,239	1,254,077
President and Chief	2007	600,018	0	305,424	96,701	382,511	0	116,708	1,501,362
Executive Officer	2006	600,018	0	230,920	52,383	0	0	111,481	994,802

Barbara A. Murphy	2008	332,310	0	106,183	33,415	0	88	43,766	515,762
Senior EVP and	2007	286,165	50,000	83,218	24,371	120,000	0	22,180	585,934
Chief Banking Officer	2006	240,011	40,600	36,384	10,385	0	0	50,772	378,152

Christopher A. Wolking	2008	306,939	0	117,441	41,383	0	1,468	48,449	515,680
Senior EVP and	2007	288,478	0	101,981	32,422	105,000	1,761	41,614	571,256
Chief Financial Officer	2006	250,016	47,300	76,090	17,689	0	577	32,781	424,453

Daryl D. Moore	2008	297,721	0	71,830	24,650	0	13,289	41,867	449,357
EVP and Chief Credit	2007	293,259	0	61,819	19,557	105,000	35,810	36,323	551,768
Officer	2006	293,259	61,300	47,509	10,385	0	13,176	35,582	461,211

Jeffrey L. Knight	2008	236,023	0	95,536	34,099	0	75	37,869	403,602
EVP and Chief Legal	2007	227,694	0	85,393	26,982	77,416	3,256	39,017	459,758
Counsel	2006	220,002	41,800	65,506	14,608	0	661	24,975	367,552

(1)	Bonuses for 2006 performance, were not approved or paid until 2007. Ms. Murphy’s bonus for 2007 performance was not approved or paid until 2008.

(2)	Stock awards included in Column (e) consist entirely of service-based restricted stock and performance-based restricted stock granted under our 1999 Equity Incentive Plan. Award values are based on the closing price for our stock on the grant date. The value taken into account for 2008 is based on the portion of the required service period occurring in 2008. In the case of 2006 performance-based awards, we have assumed that the restrictions on 10% of the performance-based shares will ultimately lapse. In the case of 2007 performance-based awards, we have assumed that 50% of the target performance will be achieved. For the number of shares of service-based and performance-based restricted stock awarded in 2008, see the Grants of Plan-Based Awards Table.

(3)	The amount reflected in Column (f) is the compensation cost that we recognized in 2008 under Statement of Financial Accounting Standard No. 123-R (Share-Based Payment). The awards included in this Column consist entirely of non-qualified stock options granted in 2006, 2007 and 2008. We determined the fair value of each grant as of the date of grant using the Black-Scholes option pricing method with the following assumptions:

2006 Options	2007 Options	2008 Options

Dividend Yield: 3.6% Expected Volatility: 19.54% Annual Risk-Free Interest Rate: 4.68 Expected Option Life: 6.0 years	Dividend Yield: 4.23% Expected Volatility: 15.3% Annual Risk-Free Interest Rate: 4.85% Expected Option Life: 6.0 years Forfeiture rate of 7%	Dividend Yield: 5.33% Expected Volatility: 15.82% Annual Risk-Free Interest Rate: 3.03% Expected Option Life: 6.0 years Forfeiture rate of 7%

(4)	These amounts represent incentives that were earned under the Company’s Short Term Incentive Plan.

(5)	This amount is the increase of the actuarial present value of the executive’s benefit under our frozen defined benefit plans, plus the amount of the executive’s earnings credit under our Executive Deferred Compensation Plan in excess of the earnings that would have been credited using the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code). The 2008 Change in Pension Values and Non-Qualified Deferred Compensation

“excess” earnings were: Robert Jones ($0 and $32,915); Barbara Murphy ($0 and $88); Christopher Wolking (-$4,385 and $1,468); Daryl Moore (-$99,176 and $13,289); and Jeff Knight (-$12,054 and $75). The 2007 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: Christopher Wolking ($1,334 and $427), Daryl Moore ($31,541 and $4,269) and Jeff Knight ($3,233 and $23). The 2006 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: Christopher Wolking ($242 and $335), Daryl Moore ($9,360 and $3,816) and Jeff Knight ($643 and $18).

(6)	The amounts specified in Column (i) include the following:

		Company
		Contributions
		to Defined	Cash	Life
	Perquisites & Other	Contribution	Dividends on	Insurance
Name	Personal Benefits	Plans	Restricted Stock	Premiums(a)	Total
	($)	($)	($)	($)	($)

Robert G. Jones	0	36,301	85,882	1,056	123,239
Barbara A. Murphy	0	21,107	21,866	793	43,766
Christopher A. Wolking	1,017	20,257	26,382	793	48,449
Daryl D. Moore	3,050	21,574	16,468	775	41,867
Jeffrey L. Knight	1,184	14,264	21,812	609	37,869

(a)	The listed executive officers receive group life coverage equal to two times base salary, whereas other employees receive coverage of one times base salary. The amounts in this column are the premiums for the executive officers’ coverage.

Grants of Plan-Based Awards During 2008

								All Other	All Other
								Stock	Awards:
								Awards:	Number of	Exercise
								Number of	Securities	or Base	Grant Date
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Shares	Under-	Price of	Fair Value
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			of Stock	lying	Option	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	Awards(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Robert G. Jones	1/24/2008	47,885	478,849	957,698
	1/24/2008				8,750	35,000	70,000				535,150
	1/24/2008								70,000	15.29	78,694

Barbara A. Murphy	1/24/2008	14,954	149,540	299,079
	1/24/2008				1,750	7,000	14,000				107,030
	1/24/2008							3,500			53,515
	1/24/2008								25,000	15.29	28,105

Christopher A. Wolking	1/24/2008	13,812	138,123	276,245
	1/24/2008				1,750	7,000	14,000				107,030
	1/24/2008							3,500			53,515
	1/24/2008								25,000	15.29	28,105

Daryl D. Moore	1/24/2008	11,909	119,088	238,176
	1/24/2008				1,125	4,500	9,000				68,805
	1/24/2008							2,000			30,580
	1/24/2008								14,000	15.29	15,739

Jeffrey L. Knight	1/24/2008	9,441	94,409	188,818
	1/24/2008				1,375	5,500	11,000				84,095
	1/24/2008							2,700			41,283
	1/24/2008								19,700	15.29	22,147

(1)	All non-equity incentive plan awards are made pursuant to our Short Term Incentive Plan.

(2)	The shares in Columns (f), (g), and (h) are performance-based restricted shares granted under our 1999 Equity Incentive Plan. The performance period for the 2008 grants is the three-year period ending December 31, 2010. The restriction period for the 2008 grants ends on February 1, 2011. The financial factors used and the weighting attached to each factor (in parenthesis) are: earnings per share (50%), revenue growth (25%) and net charge off ratio (25%). Executive Officers are entitled to dividends during the vesting period based on the number of shares at target (g).

(3)	The shares in Column (i) are service-based restricted shares granted under our 1999 Equity Incentive Plan that vest in three substantially equal installments on February 1 of 2009, 2010 and 2011. Vesting is contingent upon the Executive Officers remaining employed during the required service period. Executive Officers are entitled to dividends during the vesting period based on the number of outstanding shares.

(4)	All options are non-qualified options granted under the 1999 Equity Incentive Plan, with an exercise price equal to the closing price for the underlying shares on the grant date.

(5)	The Black-Scholes option pricing model was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options granted on January 24, 2008 were: Dividend Yield of 5.33%, Expected Volatility of 15.82%, Annual Risk-Free Interest Rate of 3.03%, Expected Option life of 6.0 years and a Forfeiture rate of 7%.

Outstanding Equity Awards at December 31, 2008

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
				Equity						Incentive		Plan Awards:
				Incentive						Plan Awards:		Market or
				Plan			Number		Market Value	Number of		Payout Value
				Awards:			of Shares		of Shares	Unearned		of Unearned
	Number of	Number of		Number of			or Units		or Units	Shares,		Shares, Units
	Securities	Securities		Securities			of Stock		of Stock	Units or		or Other
	Underlying	Underlying		Underlying	Option		That		That	Other Rights		Rights That
	Unexercised	Unexercised		Unexercised	Exercise	Option	Have Not		Have Not	That Have		Have Not
	Options (#)	Options (#)		Unearned	Price	Expiration	Vested		Vested	Not Vested		Vested
Name	Exercisable	Unexercisable		Options (#)	($)	Date	(#)		($)	(#)		($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Robert G. Jones	26,250				23.99	09/07/2014	3,100(2A	)	56,296	4,650	(3)	$84,444
	30,600	15,300(1A	)		21.65	02/24/2016				7,600	(4)	$138,016
	19,700	39,400(1B	)		18.43	01/25/2017				8,750	(5)	$158,900
		70,000(1C	)		15.29	01/24/2018
Barbara A. Murphy	6,066	3,034(1A	)		21.65	02/24/2016	600(2A	)	$10,896	925	(3)	$16,798
	6,533	13,067(1B	)		18.43	01/25/2017	2,267(2B	)	$41,169	1,675	(4)	$30,418
		25,000(1C	)		15.29	01/24/2018	3,500(2C	)	$63,560	1,750	(5)	$31,780
Christopher A. Wolking	17,504				21.70	06/27/2011	1,034(2A	)	$18,777	1,575	(3)	$28,602
	5,425				21.70	06/27/2011	2,267(2B	)	$41,169	1,675	(4)	$30,418
	19,796				20.59	01/22/2012	3,500(2C	)	$63,560	1,750	(5)	$31,780
	27,563				20.68	01/31/2013
	2,100				20.43	02/02/2014
	10,333	5,167(1A	)		21.65	02/24/2016
	6,533	13,067(1B	)		18.43	01/25/2017
		25,000(1C	)		15.29	01/24/2018
Daryl D. Moore	86,058				21.70	06/27/2011	600(2A	)	$10,896	925	(3)	$16,798
	15,914				21.70	06/27/2011	1,400(2B	)	$25,424	1,050	(4)	$19,068
	96,083				20.59	01/22/2012	2,000(2C	)	$36,320	1,125	(5)	$20,430
	83,790				20.68	01/31/2013
	6,300				20.43	02/02/2014
	6,066	3,034(1A	)		21.65	02/24/2016
	4,100	8,200(1B	)		18.43	01/25/2017
		14,000(1C	)		15.29	01/24/2018
Jeffrey L. Knight	11,183				21.70	06/27/2011	867(2A	)	$15,745	1,300	(3)	$23,608
	6,900				21.70	06/27/2011	1,867(2B	)	$33,905	1,425	(4)	$25,878
	12,965				20.59	01/22/2012	2,700(2C	)	$49,032	1,375	(5)	$24,970
	17,640				20.68	01/31/2013
	1,995				20.43	02/02/2014
	8,533	4,267(1A	)		21.65	02/24/2016
	5,500	11,000(1B	)		18.43	01/25/2017
		19,700(1C	)		15.29	01/24/2018

(1A)	Nonqualified options granted in 2006 that will become vested on February 1, 2009.

(1B)	Nonqualified options granted in 2007 that will become vested in two substantially equal installments on February 1 of 2009 and 2010.

(1C)	Nonqualified options granted in 2008 that will become vested in three substantially equal installments on February 1 of 2009, 2010 and 2011.

(2A)	Service-based restricted shares granted in 2006 that will become vested on February 1, 2009.

(2B)	Service-based restricted shares granted in 2007 that will become vested in two substantially equal installments on February 1 of 2009 and 2010.

(2C)	Service-based restricted shares granted in 2008 that will become vested in three substantially equal installments on February 1 of 2009, 2010 and 2011.

(3)	This award represents performance-based restricted stock. The number of shares assumes that threshold performance has been achieved. If threshold performance is achieved, the executive officer’s interest in the shares will vest on February 16, 2009.

(4)	This award represents performance-based restricted stock. The number of shares assumes that threshold performance has been achieved. If threshold performance is achieved, the executive officer’s interest in the shares will vest on February 1, 2010.

(5)	This award represents performance-based restricted stock. The number of shares assumes that threshold performance has been achieved. If threshold performance is achieved, the executive officer’s interest in the shares will vest on February 1, 2011.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Robert G. Jones	0	0	3,100	52,731
Barbara A. Murphy	0	0	1,733	29,478
Christopher A. Wolking	0	0	2,166	36,844
Daryl D. Moore	0	0	1,300	22,113
Jeffrey L. Knight	0	0	1,800	30,618

Pension Benefits in 2008

		Number of	Present	Payments
		Years	Value of	During	Change in
		Credited	Accumulated	Last	Pension
		Service	Benefit	Fiscal Year	Value
Name	Plan Name(1)	(#)	($)(2)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Robert G. Jones	Retirement Plan	0	0	0	0
	Supplemental Plan	0	0	0	0
Barbara A. Murphy	Retirement Plan	0	0	0	0
	Supplemental Plan	0	0	0	0
Christopher A. Wolking	Retirement Plan	3	19,624	0	−4,265
	Supplemental Plan	3	525	0	−120
Daryl D. Moore	Retirement Plan	26	268,932	0	−55,416
	Supplemental Plan	26	211,563	0	−43,760
Jeffrey L. Knight	Retirement Plan	10	47,397	0	−12,054
	Supplemental Plan	0	0	0	0

(1)	Benefits under both the Retirement Plan and the Supplemental Plan were frozen, effective December 31, 2005. The Retirement Plan is a tax-qualified defined benefit plan, and the Supplemental Plan is a defined benefit non-qualified deferred compensation plan established to make up for benefit reductions under Retirement Plan on account of Internal Revenue Code benefit limitations.

(2)	The calculation of present value of accumulated benefit assumes a discount rate of 6.25% until age 65. It further assumes that the executive officer will receive the present value of his or her retirement benefit at age 65 in the form of a lump sum payment, calculated using 2008 IRS Prescribed Mortality-Generational Annuitant, male and female. The assumed lump sum basis is based on the applicable mortality and the plans funding segment rates: Years 0 — 5, 7.11%; Years 5 — 20, 8.23%; and Years 20+, 7.42%.

2008 Nonqualified Deferred Compensation

			Registrant	Aggregate		Aggregate
		Executive	Contributions	Earnings	Aggregate	Balance at
		Contributions	in Last Fiscal	in Last Fiscal	Withdrawals/	Last Fiscal
		in Last Fiscal	Year	Year	Distributions	Year End
Name	Year	Year ($)	($)	($)	($)	($)
(a)		(b)	(c)	(d)	(e)	(f)

Robert G. Jones(1)	2008	114,810	22,501	44,812	0	253,997
	2007	36,001	22,801	−10,478	0	71,874
	2006	24,000	0	−451	0	23,549
Barbara A. Murphy	2008	0	6,106	489	0	7,868
	2007	0	1,201	72	0	1,273
	2006	0	0	0	0	0
Christopher A. Wolking	2008	6,139	6,647	5,392	0	79,447
	2007	5,770	1,801	3,683	0	61,270
	2006	5,000	2,512	2,925	0	50,016
Daryl D. Moore	2008	8,932	7,774	46,342	0	652,614
	2007	8,798	4,396	37,105	0	589,567
	2006	8,798	5,183	33,319	0	539,268
Jeffrey L. Knight	2008	0	464	272	0	3,879
	2007	0	0	199	0	3,142
	2006	0	1,827	157	0	2,943

(1)	The Non-Qualified Plan Recordkeeper made a correction to Robert G. Jones’ year-end 2006 ending balance by adding $230.60 in earnings that had been incorrectly recorded as earned in 2007.

Potential Payments on Termination or Change in Control

Employment Agreements.  We have entered into employment agreements with each Named Executive Officer with the exception of Jeffrey L. Knight, who has entered into an Amended Severance and Change of Control Agreement. The agreements are summarized below. The summary is qualified in its entirety by reference to the agreements themselves, copies of which are available from the Company itself, or from the Company’s public filings with the Securities and Exchange Commission.

The term of the employment agreements entered into with the Chief Executive Officer, Chief Financial Officer and Chief Banking Officer end on December 31, 2010, with automatic one-year extensions, unless the Named Executive Officer or the Company provides 60 days notice before the end of the term of an intent not to renew the agreement. The term of the agreement for Mr. Moore ends on December 31, 2009, with automatic one-year extensions, unless Mr. Moore or the Company provides 60 days notice before the end of the term of an intent not to renew the agreement. The term of the severance and change of control agreement for Mr. Knight ends on December 31, 2009, with automatic one-year extensions, unless Mr. Knight or the Company provides 60 days notice before the end of the term of an intent not to renew the agreement.

Under each of their respective employment agreements, the Named Executive Officers are entitled to a base salary, incentive compensation (both cash and equity) and other employee benefits as determined by the Board. Based on information provided by the Compensation Committee compensation consultant, the Committee determined that the benefits, including the various multiples of components of compensation, were within the market range for such payouts and benefits. The Committee regularly reviews the Company’s employment and severance agreement arrangements and uses peer data to determine whether these arrangements are consistent with prevailing market practices.

Pursuant to the employment agreements and severance and change of control agreement, we are generally obligated to pay certain non-change of control severance benefits to the Named Executive Officer, if we terminate his or her employment without cause, or the executive resigns within 90 days after we have taken certain actions that adversely affect him or her. The agreements also obligate the Company to pay certain severance benefits if there is a change of control of the Company as defined within the agreement. A Named Executive Officer must satisfy the terms of the agreement, including its non-solicitation and non-compete provisions, to receive his or her benefits.

For purposes of the employment agreements and severance and change of control agreements, “Cause” includes (i) the Named Executive Officer’s act or failure to act constituting willful misconduct or gross negligence that is materially injurious to the Employer or its reputation; (ii) the Named Executive Officer’s willful and material failure to perform the duties of his employment (except in the case of a termination of Employment for Good Reason or on account of the Executive’s physical or mental inability to perform such duties) and the failure to correct such failure within five (5) days after receiving notice from the Board specifying such failure in detail; (iii) the Named Executive Officer’s willful and material violation of the Employing Companies’ code of ethics or written harassment policies; (iv) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company that the Named Executive Officer’s employment be terminated; (v) the Named Executive Officer’s arrest or indictment for a felony or a lesser criminal offense involving dishonesty, breach of trust, or moral turpitude; or (vi) the Named Executive Officer’s intentional breach of a material term, condition, or covenant of this Agreement and the failure to correct such violation within five (5) days after receipt of written notice from the Board specifying such breach in detail.

We are generally required to pay non-change of control benefits under the employment agreements and severance and change of control agreement, if the Named Executive Officer terminates his or her employment for “Good Reason” within 90 days after we have taken specified actions and we have failed to correct the event within 30 days following the Named Executive Officer’s notice of termination. These actions include (i) a material reduction in the Named Executive Officer’s duties, responsibilities, or status with the Employing Companies; (ii) a reduction in the Named Executive Officer’s base compensation for failure to include the Named Executive Officer with other similarly situated employees in any incentive, bonus, or benefit plans as may be offered by the Employing Companies from time to time; (iii) a change in the primary location at which the Named Executive Officer is required to perform the duties of his or her employment to a location that is more than fifty (50) miles from the location at which his or her office is located on the effective date of the Agreement; or (iv) the Company’s material breach of the Agreement.

The non-change of control severance benefits payable under the employment agreements and severance and change of control agreement include a lump sum payment equal to the Named Executive Officer’s Weekly Pay rate multiplied by the greater of (i) 52 or (ii) two times his or her years of service. The non-change of control severance benefits for our Chief Executive Officer, Chief Financial Officer and Chief Banking Officer provide for a severance payment of 104 weeks, however. For purposes of this payment, the Named Executive Officer’s Weekly Pay rate is the sum of his or her annual base salary then in effect and also includes payment of the Named Executive Officer’s target bonus for the year the severance is paid, divided by 52. Each of the employment agreements and severance and change of control agreement contain non-solicitation and non-compete provisions, which remain in effect for two years after termination of employment.

The employment agreements and severance and change of control agreements also provide for change of control severance benefits for each Named Executive Officer. The Company is required to pay change of control severance benefits if, within two years following a change of control (as defined in the agreements), we terminate the Named Executive Officer’s employment for a reason other than “Cause” or the Named Executive Officer’s disability. The Board believes that the employment agreements and severance and change of control agreements, which include change of control severance benefits, assure the fair treatment of the Named Executive Officers in relation to their professional careers with the Company by assuring them of some financial security in the event of a change of control. The change of control provision also protects the shareholders of the Company by encouraging the Named Executive Officers to continue to devote their full attention to the Company without being distracted by the need to seek other employment following the change of control. The Compensation Committee established the change of control payouts to each of the Named Executive Officers after reviewing peer data and consulting with Mercer.

Under the employment agreements and severance and change of control agreement, we are obligated to make the change of control severance payment, if the Named Executive Officer resigns for “Good Reason” within two years after a change of control after we have taken certain actions detrimental to the Named Executive Officer. These actions include (i) assignment to the Named Executive Officer of any duties materially inconsistent with his or her positions, duties, responsibilities, or status with the Employing Companies immediately before the change of control date; (ii) a substantial reduction in the Executive’s duties or responsibilities, or any removal of the Named

Executive Officer from, or any failure to re-elect the Named Executive Officer to, any positions held by the Named Executive Officer immediately before the change of control date; (iii) a reduction by the Employing Companies in the compensation or benefits of the Named Executive Officer in effect immediately before the change of control date, or any failure to include the Named Executive Officer, at a level equal to or better than any other senior executive of an Employing Company, in any incentive, bonus, or benefit plan covering one or more senior executives of the Employing Companies; (iv) a reduction in the Named Executive Officer’s total compensation opportunity; (v) a change in the primary location at which the Named Executive Officer is required to perform the duties of his or her employment to a location that is more than fifty (50) miles from the location at which his or her office is located immediately before the change in control date (disregarding any change in location in anticipation of the change of control; or (vi) the Company’s material breach of the Agreement.

The change of control severance payment required under the employment agreements and severance and change of control agreement is a single lump sum payment in an amount equal to the product of (i) three (3) times (for the Chief Executive Officer, Chief Financial Officer and Chief Banking Officer and two (2) times for our other Named Executive Officers) (ii) the sum of (A) the Named Executive Officer’s annual base salary, at the greater of the rate in effect on the change of control date or the termination date, plus (b) the Named Executive Officer’s target bonus for the year containing the change of control date, or, if greater, for the year preceding the change of control date, subject to certain limitations and reimbursement provisions contained in the employment agreement.

Under Code Section 4999, a 20% excise tax is imposed on change on control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In general, the excess parachute payment threshold above which excise taxes are imposed is three times the base amount. If the severance payment under a change in control agreement would be equal to or greater than 110% of the excess parachute payment threshold, we will make an additional payment to the executive to put him or her in the same position as if no portion of the change in control payment had been an excess parachute payment. If the severance payment under a change in control agreement would be more than 100% but less than 110% of the excess parachute payment threshold, the severance payment will be reduced to $1.00 less than the excess parachute threshold.

Potential Payments Upon Termination of Employment or Change in Control

The following tables provide information regarding potential payments upon termination of employment or a change in control for the Named Executive Officers. For purposes of the following tables, we have assumed that the change in control and/or termination occurred on December 31, 2008, and we have used the closing price of our stock on that date.

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers of the Company in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each Named Executive Officer in each situation is listed in the following tables.

Robert G. Jones President and CEO

				Involuntary or
				Good Reason
		Involuntary		Termination		Termination		Termination
Executive Benefits and	Voluntary	Not for Cause	For Cause	Upon Change in		on Account		on Account
Payments Upon Termination	Termination	Termination	Termination	Control		of Disability		of Death

Compensation:
Base Salary	$0	$1,300,000	$0	$0		$0		$0
Short-Term Incentive	$0	$975,000	$0	$0		$0		$0
Change in Control Severance	$0	$0	$0	$3,412,500		$0		$0
Long Term Incentive
Performance-Based Restricted Shares
2006-2008 (Performance Period)	$0	$0	$0	$337,776	(1)	$33,778	(2)	$337,776	(3)
2007-2009 (Performance Period)	$0	$0	$0	$552,064	(1)	$276,032	(2)	$552,064	(3)
2008-2010 (Performance Period)	$0	$0	$0	$635,600	(1)	$635,600	(2)	$635,600	(3)
Stock Options
Unvested & Accelerated	$0	$0	$0	$19,533		$0		$0
Service-Based Restricted Shares
Unvested Awards	$0	$0	$0	$56,296	(1)	$56,296	(2)	$56,296	(3)
Benefits and Perquisites:
Accrued Vacation Pay	$50,000	$50,000	$50,000	$50,000		$50,000		$50,000
Medical / Life & Outplacement	$0	$42,792	$0	$42,792		$0		$0
280G Tax Gross Up	$0	$0	$0	$2,159,718		$0		$0
Total	$50,000	$2,367,792	$50,000	$7,266,279		$1,051,706		$1,631,736

(1)	All performance-based restricted stock and service-based restricted stock are treated as fully earned, and the period of restriction lapses upon a change in control.

(2)	If Mr. Jones terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his award (including forfeiture of some or all shares) will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded reflects our belief that 10% of the performance award will be achieved for the three-year performance period ending December 31, 2008, and that 50% of award will be achieved for the three-year performance period ending in 2009 and that target performance will be achieved for the three-year performance period ending in 2010.

(3)	If Mr. Jones dies while an employee, the (i) period of restriction will lapse, and (ii) performance-based shares will be treated as earned at the “target” level.

Barbara A. Murphy Senior EVP, Chief Banking Officer

				Involuntary or
				Good Reason
		Involuntary		Termination		Termination		Termination
Executive Benefits and	Voluntary	Not for Cause	For Cause	Upon Change		on Account		on Account
Payments Upon Termination	Termination	Termination	Termination	in Control		of Disability		of Death

Compensation:
Base Salary	$0	$684,000	$0	$0		$0		$0
Short-Term Incentive	$0	$307,800	$0	$0		$0		$0
Change in Control Severance	$0	$0	$0	$1,487,700		$0		$0
Long Term Incentive
Performance-Based Restricted Shares
2006-2008 (Performance Period)	$0	$0	$0	$67,192	(1)	$6,719	(2)	$67,192	(3)
2007-2009 (Performance Period)	$0	$0	$0	$121,672	(1)	$60,836	(2)	$121,672	(3)
2008-2010 (Performance Period)	$0	$0	$0	$127,120	(1)	$127,120	(2)	$127,120	(3)
Stock Options
Unvested & Accelerated	$0	$0	$0	$6,687		$0		$0
Service-Based Restricted Shares
Unvested Awards	$0	$0	$0	$115,625	(1)	$115,625	(2)	$115,625	(3)
Benefits and Perquisites:
Accrued Vacation Pay	$26,308	$26,308	$26,308	$26,308		$26,308		$26,308
Medical / Life & Outplacement	$0	$25,899	$0	$25,899		$0		$0
280G Tax Gross Up	$0	$0	$0	$828,150		$0		$0
Total	$26,308	$1,044,007	$26,308	$2,806,353		$336,608		$457,917

(1)	All performance-based restricted stock and service-based restricted stock are treated as fully earned, and the period of restriction lapses upon a change in control.

(2)	If Ms. Murphy terminates employment on account of her disability, she will continue as a participant through the service and performance period, and her award (including forfeiture of some or all shares) will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded reflects our belief that 10% of the performance award will be achieved for the three-year period ending 2008, and that 50% of award will be achieved for the three-year performance period ending in 2009 and that target performance will be achieved for the three-year performance period ending in 2010.

(3)	If Ms. Murphy dies while an employee, the (i) period of restriction will lapse, and (ii) performance-based shares will be treated as earned at the “target” level.

Christopher A. Wolking Senior EVP, Chief Financial Officer

				Involuntary or
				Good Reason
		Involuntary		Termination		Termination		Termination
Executive Benefits and	Voluntary	Not for Cause	For Cause	Upon Change		on Account		on Account
Payments Upon Termination	Termination	Termination	Termination	in Control		of Disability		of Death

Compensation:
Base Salary	$0	$618,032	$0	$0		$0		$0
Short-Term Incentive	$0	$278,114	$0	$0		$0		$0
Change in Control Severance	$0	$0	$0	$1,344,220		$0		$0
Long Term Incentive
Performance-Based Restricted Shares
2006-2008 (Performance Period)	$0	$0	$0	$114,408	(1)	$11,441	(2)	$114,408	(3)
2007-2009 (Performance Period)	$0	$0	$0	$121,672	(1)	$60,836	(2)	$121,672	(3)
2008-2010 (Performance Period)	$0	$0	$0	$127,120	(1)	$127,120	(2)	$127,120	(3)
Stock Options
Unvested & Accelerated	$0	$0	$0	$6,778		$0		$0
Service-Based Restricted Shares
Unvested Awards	$0	$0	$0	$123,506	(1)	$123,506	(2)	$123,506	(3)
Benefits and Perquisites:
Accrued Vacation Pay	$23,770	$23,770	$23,770	$23,770		$23,770		$23,770
Medical / Life & Outplacement	$0	$39,435	$0	$39,435		$0		$0
280G Tax Gross Up	$0	$0	$0	$791,746		$0		$0
Total	$23,770	$959,351	$23,770	$2,692,655		$346,673		$510,476

(1)	All performance-based restricted stock and service-based restricted stock are treated as fully earned, and the period of restriction lapses upon a change in control.

(2)	If Mr. Wolking terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his award (including forfeiture of some or all shares) will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded reflects our belief that 10% of the performance award will be achieved for the three-year performance period ending December 31, 2008, and that 50% of award will be achieved for the three-year performance period ending in 2009 and that target performance will be achieved for the three-year performance period ending in 2010.

(3)	If Mr.Wolking dies while an employee, the (i) period of restriction will lapse, and (ii) performance-based shares will be treated as earned at the “target” level.

Daryl D. Moore EVP, Chief Credit Officer

				Involuntary or
				Good Reason
		Involuntary		Termination		Termination		Termination
Executive Benefits and	Voluntary	Not for Cause	For Cause	Upon Change		on Account		on Account
Payments Upon Termination	Termination	Termination	Termination	in Control		of Disability		of Death

Compensation:
Base Salary	$0	$299,059	$0	$0		$0		$0
Short-Term Incentive	$0	$119,624	$0	$0		$0		$0
Change in Control Severance	$0	$0	$0	$778,135		$0		$0
Long Term Incentive
Performance-Based Restricted Shares
2006-2008 (Performance Period)	$0	$0	$0	$67,192	(1)	$6,719	(2)	$67,192	(3)
2007-2009 (Performance Period)	$0	$0	$0	$76,272	(1)	$38,136	(2)	$76,272	(3)
2008-2010 (Performance Period)	$0	$0	$0	$81,720	(1)	$81,720	(2)	$81,720	(3)
Stock Options
Unvested & Accelerated	$0	$0	$0	$3,965		$0		$0
Service-Based Restricted Shares
Unvested Awards	$0	$0	$0	$72,640	(1)	$72,640	(2)	$72,640	(3)
Benefits and Perquisites:
Accrued Vacation Pay	$28,756	$28,756	$28,756	$28,756		$28,756		$28,756
Medical / Life & Outplacement	$0	$27,199	$0	$39,398		$0		$0
280G Tax Gross Up	$0	$0	$0	$0		$0		$0
Total	$28,756	$474,638	$28,756	$1,148,078		$227,971		$326,580

(1)	All performance-based restricted stock and service-based restricted stock are treated as fully earned, and the period of restriction lapses upon a change in control.

(2)	If Mr. Moore terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his award (including forfeiture of some or all shares) will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded reflects our belief that 10% of the performance award will be achieved for the three-year performance period ending December 31, 2008, and that 50% of award will be achieved for the three-year performance period ending in 2009 and that target performance will be achieved for the three-year performance period ending in 2010.

(3)	If Mr. Moore dies while an employee, the (i) period of restriction will lapse, and (ii) performance-based shares will be treated as earned at the “target” level.

Jeffrey L. Knight EVP, Chief Legal Counsel

				Involuntary or
				Good Reason
		Involuntary		Termination		Termination		Termination
Executive Benefits and	Voluntary	Not for Cause	For Cause	Upon Change		on Account		on Account
Payments Upon Termination	Termination	Termination	Termination	in Control		of Disability		of Death

Compensation:
Base Salary	$0	$237,829	$0	$0		$0		$0
Short-Term Incentive	$0	$95,132	$0	$0		$0		$0
Change in Control Severance	$0	$0	$0	$665,921		$0		$0
Long Term Incentive
Performance-Based Restricted Shares
2006-2008 (Performance Period)	$0	$0	$0	$94,432	(1)	$9,443	(2)	$94,432	(3)
2007-2009 (Performance Period)	$0	$0	$0	$103,512	(1)	$51,756	(2)	$103,512	(3)
2008-2010 (Performance Period)	$0	$0	$0	$99,880	(1)	$99,880	(2)	$99,880	(3)
Stock Options
Unvested & Accelerated	$0	$0	$0	$5,479		$0		$0
Service-Based Restricted Shares
Unvested Awards	$0	$0	$0	$98,681	(1)	$98,681	(2)	$98,681	(3)
Benefits and Perquisites:
Accrued Vacation Pay	$18,295	$18,295	$18,295	$18,295		$18,295		$18,295
Medical / Life & Outplacement	$0	$26,325	$0	$37,649		$0		$0
280G Tax Gross Up	$0	$0	$0	$429,558		$0		$0
Total	$18,295	$377,581	$18,295	$1,553,407		$278,055		$414,800

(1)	All performance-based restricted stock and service-based restricted stock are treated as fully earned, and the period of restriction lapses upon a change in control.

(2)	If Mr. Knight terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his award (including forfeiture of some or all shares) will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded reflects our belief that 10% of the performance award will be achieved for the three-year performance period ending December 31, 2008, and that 50% of award will be achieved for the three-year performance period ending in 2009 and that target performance will be achieved for the three-year performance period ending in 2010.

(3)	If Mr. Knight dies while an employee, the (i) period of restriction will lapse, and (ii) performance-based shares will be treated as earned at the “target” level.

Director Compensation

The Corporate Governance and Nominating Committee annually reviews and recommends the compensation for our non-employee directors. No fees are paid to directors who are also employees. As a starting point for its recommendations, the Compensation Committee uses the peer group compensation data prepared by Mercer to the Compensation Committee. It seeks to establish Board compensation that is median for the peer group.

For 2008, we paid all outside directors an annual retainer of $35,000 for serving as directors. Of this amount, we paid $20,000 in cash and $15,000 in the form of our stock. We paid this fee in two equal installments in May and October. In addition, directors received $1,500 for each Board meeting they attended. We paid Board committee members (other than Audit Committee members) $1,000 for each committee meeting attended, and we paid Audit Committee members $1,500 for each Audit Committee meeting attended. We pay meeting fees quarterly in the month following the end of the quarter, except fees for the last quarter of the year, which we pay in December.

For 2008, we paid the Non-Executive Chairman of the Board an additional retainer of $25,000. We paid the Audit Committee Chairman an additional retainer of $7,500 and other committee chairmen an additional retainer of $2,500. We paid these additional retainers in May.

We maintain a nonqualified deferred compensation plan, known as the “Directors Deferred Compensation Plan,” for our non-employee directors. A director may defer 25%, 50%, 75%, or 100% of his cash compensation pursuant to the plan. We credit a director’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Compensation Committee, or a combination of the two, as elected by the director. For the market index fund, we use a Bloomberg fund index, which approximates the risk and return associated with a diversified high quality corporate bond.

All amounts paid under the plan are paid from our general assets and are subject to the claims of our creditors. In most circumstances, deferred amounts are not distributed to the director until after termination of his or her service. In general, the director may elect to receive his or her plan benefits in a lump sum or in annual installments over two to ten years.

The following table shows all outside director compensation paid for 2008. Mr. Jones is not compensated as a director, since employees who serve as directors are not compensated for their service as a director.

2008 Director Compensation

				Change in Pension
				Value and
				Nonqualified
				Deferred
	Fees Earned or Paid		Stock Awards(1)	Compensation	Total
Name	in Cash ($)		($)	Earnings(2)	($)
(a)	(b)		(c)	(f)	(h)

Larry E. Dunigan, Chairman	87,500	(3)	14,984		102,484
Alan W. Braun	43,500		14,984		58,484
Joseph D. Barnette, Jr.	51,500	(4)	14,984		66,484
Niel C. Ellerbrook	44,500	(5)	14,984		59,484
Andrew E. Goebel	65,000	(6)	14,984		79,984
Phelps L. Lambert	62,500	(7)	14,984	5,647	83,131
Arthur H. McElwee, Jr.	50,500	(8)	14,984		65,484
Marjorie Z. Soyugenc	57,500	(9)	14,984	2,560	75,044
Kelly N. Stanley	60,000	(10)	14,984	17,123	92,107
Charles D. Storms	53,000		14,984	1,102	69,086

(1)	On May 2, 2008, Alan W. Braun, Joseph D. Barnette, Jr., Larry E. Dunigan, Niel C. Ellerbrook, Andrew E. Goebel, Phelps L. Lambert, Arthur H. McElwee, Jr., Marjorie Z. Soyugenc, Kelly N. Stanley and Charles D. Storms each received 474 shares of company stock at a closing stock price of $15.82 per share with a Grant Date Fair Value of $7,498.68. On October 31, 2008, Alan W. Braun, Joseph D. Barnette, Jr., Larry E. Dunigan, Niel C. Ellerbrook, Andrew E. Goebel, Phelps L. Lambert, Arthur H. McElwee, Jr., Marjorie Z. Soyugenc, Kelly N. Stanley and Charles D. Storms each received 449 shares of company stock at a closing stock price of $16.67 with a Grant Date Fair Value of $7,484.83.

(2)	The amounts specified in Column (f) are attributable entirely to earnings credits under our Directors Deferred Compensation Plan in excess of the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code).

(3)	Includes additional retainer for services as Board Chairman and Governance and Nominating Committee Chairman.

(4)	Includes additional retainer for services as Chairman of Risk and Credit Policy Committee.

(5)	Includes additional retainer for services as Chairman of Compensation and Management Development Committee.

(6)	Includes additional retainer for services as Chairman of Audit Committee.

(7)	Includes additional retainer for services as Chairman of Funds Management Committee.

(8)	Includes retainer for services as a member of the Northern Indiana Advisory Board.

(9)	Includes additional retainer for services as Chairperson of Community and Social Responsibility Community.

(10)	Includes additional retainer and meeting fees for services as Chairman of Old National Trust Company Board and as Chairman of ONB Insurance Group Board.

Item 3: Ratification of the Appointment of
Independent Registered Public Accounting Firm

The Board proposes the ratification by the shareholders at the Annual Meeting of the Audit Committee’s appointment of Crowe Horwath LLP, Indianapolis, Indiana, as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2009. Although ratification by the shareholders of the Company’s independent registered public accounting firm is not required, the Company deems it desirable to continue its established practice of submitting such selection to the shareholders. In the event the appointment of Crowe Horwath LLP is not ratified by the shareholders, the Audit Committee of the Board will consider appointment of other independent registered public accounting firms for the fiscal year ending December 31, 2009. A representative of Crowe Horwath LLP will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any questions that shareholders may have.

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Crowe Horwath LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009.

Independent Accountants’ Fees

The following table sets forth the aggregate fees for audit services rendered by Crowe Horwath LLP in connection with the consolidated financial statements and reports for fiscal year 2008 and 2007 and for other services rendered during fiscal year 2008 and 2007 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services. The aggregate fees included in Audit are fees billed or expected to be billed for the fiscal years for the audit of the registrant’s annual financial statements and internal controls and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for services rendered during the fiscal years.

	Fiscal 2008	Fiscal 2007

Audit Fees	$828,250	$742,500
Audit Related Fees	0	3,400
Tax Fees	0	0
All Other Fees	0	530

Total	$828,250	$746,430

Audit Fees:

Consists of fees billed for professional services rendered for (i) the audit of Old National’s consolidated financial statements and the integrated audit of internal control, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide. These services included fees for consents on registration statements in 2008.

Audit-Related Fees:

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services may include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. These services included consultations concerning financial accounting and reporting standards in 2007.

Tax Fees:

Consists of fees billed for tax compliance/preparation and other tax services. Tax compliance/ preparation may consist of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services may consist of fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.

All Other Fees:

Consists of fees for all other services provided other than those reported above. These services include benchmarking surveys and specialized consulting in 2007.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

All of the fees and services described above under “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed supporting documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Report of the Audit Committee

This Audit Committee report is provided to inform shareholders of the Audit Committee oversight with respect to the Company’s financial reporting. The Audit Committee operates under a written Audit Committee Charter which meets the requirements of the SEC and the NYSE.

Independence of Audit Committee Members

The Audit Committee is comprised of five members of the Board of the Company. All of the members of the Audit Committee are independent from management and the Company (as independence is currently defined in the NYSE’s listing requirements).

Scope of Responsibilities

The Audit Committee’s responsibilities are primarily derived from its role in the general oversight of the financial reporting process. That role includes the creation and maintenance of a strong internal control environment and a process of assessing the risk of fraud in the reporting process. The committee’s responsibilities include the authority and the responsibility of selecting, evaluating and, where appropriate, replacing the independent accountants; reviewing the scope, conduct and results of audits performed; making inquiries as to the differences of views, if any, between such independent accountants and officers and employees of the Company and subsidiaries with respect to the financial statements and records and accounting policies, principles, methods and systems; considering whether the provision by the independent accountants of services for the Company, in addition to the annual audit examination, is compatible with maintaining the independent accountants’ independence; reviewing the policies and guidelines of the Company and subsidiaries designed to ensure the proper use and accounting for corporate assets, and the activities of the Company’s internal audit department; pre-approving all auditing services and permissible non-audit services provided to the Company by the independent accountants; reviewing any significant disagreements between management and the independent accountants in connection with the preparation of the financial statements; and discussing the quality and adequacy of the Company’s internal controls with management, the internal auditors and the independent accountants.

While the primary responsibility for compliance activities is with the Risk and Credit Policy Committee, the Audit Committee has responsibility for the general oversight of the Company’s compliance with banking laws and regulations.

2008 Work of the Audit Committee

The Audit Committee engaged Crowe Horwath LLP as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2008. The selection of Crowe Horwath LLP was ratified by the shareholders of the Company at the 2008 Annual Meeting.

In fulfilling its oversight responsibilities in 2008, the Audit Committee continued to closely monitor the financial reporting and accounting practices of the Company, including the establishment of an appropriate level of loan loss reserve. The Audit Committee also requires periodic updates from management with respect to other critical accounting areas, including but not limited to, financial derivatives, securities impairment and income taxes.

During the year, the Audit Committee continued to monitor the Company’s compliance with the internal control certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The committee is of the opinion that the Company, which has dedicated considerable resources and employed specifically assigned personnel to monitor and assess the effectiveness of the Company’s internal controls over financial reporting, has achieved the objective of reducing the risk of material errors or misrepresentations in financial reports.

The Audit Committee, in its designated role as the committee assigned the responsibility for general oversight of the Company’s compliance with banking laws and regulations, met regularly with the Company’s Chief Risk Officer and other management personnel to review the Company’s compliance with banking laws and regulations and receive updates regarding regulatory matters. In addition, the Chairman of the Audit Committee is a member of the Company’s Risk and Credit Policy Committee, which has primary oversight of the credit administration and compliance activities of the Company. Participation by Audit Committee members on the Risk and Credit Policy Committee also enhances the Audit Committee’s ability to monitor the corporation’s exposure to business risk, including the risk of fraud. In addition, several members of the Audit Committee are members of the Board’s Funds Management Committee, which provides the Audit Committee with insight into the Corporation’s mitigation initiatives with respect to interest rate risk, liquidity risk, use of financial derivatives and other exposures.

Throughout the year, the Audit Committee was involved in monitoring the Ethicspoint® reporting system which was acquired and implemented in 2003 to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 required that the Audit Committee establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters. The Audit Committee will continue to ensure that the Company is in compliance with all applicable rules and regulations with respect to the submission to the Audit Committee of anonymous complaints from employees of the Company.

Review with Management and Independent Accountants

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2008, and the footnotes thereto, with management and the independent accountants, Crowe Horwath LLP. The Audit Committee also received from management drafts of the Company’s Quarterly Reports on Form 10-Q and reviewed drafts of the Company’s earnings releases prior to public dissemination.

The Audit Committee periodically reviewed with the independent accountants their assessment of the progress being made by the Company and by the independent accountants in achieving the internal control certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audit activities. The Audit Committee also met with its internal auditors and the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of internal controls. Additionally, the Audit Committee reviewed and discussed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee pursuant to Statement on Auditing Standards No. 61, as amended.

The Audit Committee discussed with Crowe Horwath LLP their independence from management and the Company, and received the written disclosures and the letter from Crowe Horwath LLP required by PCAOB Rule 3520 and PCAOB Rule 3256. The Audit Committee also administered the Company’s policy regarding engagement of independent accountants to provide non-audit services.

Audit Committee Financial Expert

The Board determined that Andrew E. Goebel is an “Audit Committee Financial Expert” as defined by the SEC. Mr. Goebel is independent as that term is defined in the NYSE listing standards.

Appointment of Crowe Horwath LLP

The Audit Committee has appointed Crowe Horwath LLP as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2009.

Annual Committee Review of Charter and Performance Evaluation

As required by the Audit Committee’s Charter, in early 2009 the Audit Committee reviewed the Charter and determined that no modifications were advisable at that time. Also, as required by the Audit Committee’s Charter, the Audit Committee conducted an annual performance evaluation, the results of which have been discussed with the Audit Committee members and shared with the Corporate Governance and Nominating Committee.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

Submitted by,

Members of the Audit Committee
Andrew E. Goebel, Chairman
Phelps L. Lambert
Arthur H. McElwee, Jr.
Marjorie Z. Soyugenc
Charles D. Storms

Transactions with Management and Others

The executive officers and directors of the Company are at present, as in the past, customers of one or more of the Company’s subsidiaries and have had and expect in the future to have similar transactions with the subsidiaries in the ordinary course of business. In addition, some of the executive officers and directors of the Company are at present, as in the past, officers, directors or principal shareholders of corporations which are customers of these subsidiaries and which have had and expect to have transactions with the subsidiaries in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the By-Laws and the Code of Business Conduct and Ethics of the Company.

The provisions of the By-Laws apply to contracts or transactions between the Company and

•	any one or more of its directors, members or employees,

•	any firm of which one or more of its directors are members or employees or in which they are interested, or

•	any corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees or in which they are interested.

Contracts or transactions between the Company and the persons described above are valid for all purposes, if the fact of such interest is disclosed to the Board and the Board authorizes, approves and ratifies such contract or transaction by a vote of a majority of the directors present at the meeting at which the contract or transaction is considered. In the case where a director has an interest in the transaction or contract, the director is permitted to attend the meeting of the Board at which the transaction is considered and may be counted for purposes of determining if a quorum is present. The vote of the interested director, may not, however, be counted for purposes of determining whether the transaction is approved by a majority of the directors present.

Except in the case where such transactions are specifically approved by the Board, the Company’s Code of Business Conduct and Ethics prohibits transactions with related persons which result in a conflict of interest. For this purpose, “related persons” include the directors, executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding stock. Such transactions may be approved by the Board upon a determination that the transactions are in the best interests of the Company.

The Company paid $1,924,297.05, either directly or indirectly, to Industrial Contractors, Inc. for communications cabling and miscellaneous construction and mechanical services and $272,444.95, either directly or indirectly, to Professional Consultants, Inc. for architectural and design work at the Company’s headquarters building in Evansville and at other Old National Bank financial centers in 2008. Alan W. Braun is Chairman, President and CEO of Industrial Contractors, Inc. and Executive Vice President of Professional Consultants, Inc. Mr. Braun is currently a Director of the Company.

Shareholder Proposals and Director Nominations
for the 2010 Annual Meeting

Proposals submitted by shareholders under Rule 14a-8 of the SEC to be presented at the 2010 Annual Meeting must be received by the Company at its principal executive office no later than December 2, 2009, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company at P.O. Box 718, Evansville, Indiana 47705-0718. If notice of any other shareholder proposal intended to be presented at the 2010 Annual Meeting is not received by the Company on or before February 1, 2010, the proxy solicited by the Board of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company’s proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

All nominations of persons to serve as Directors of the Company must be made in accordance with the requirements contained in the Company’s By-Laws. See the description of the nomination procedures contained on page 7.

Annual Report

Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company’s annual report to shareholders a copy of the Company’s annual report on Form 10-K which is required to be filed with the SEC for the year ended December 31, 2008. Address all requests to:

Joan Kissel, Senior Vice President & Controller
Old National Bancorp
P. O. Box 718
Evansville, Indiana 47705-0718

Section 16(a) Beneficial Ownership
Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company common stock shares to file with the SEC reports showing ownership of and changes of ownership in the Company’s common shares and other equity securities. On the basis of reports and representations submitted by the Company’s directors, executive officers, and greater-than-10% owners, the Company believes that all required Section 16(a) filings for fiscal year 2008 were timely made except for the following: (i) Robert G. Jones filed a Form 5 on February 14, 2008, reporting three delinquent Form 4 filings for 2008; and (ii) Christopher A. Wolking filed a Form 4 on January 22, 2009, reporting one transaction from January 4, 2000, pertaining to a purchase of company stock by his wife.

Other Matters

The Board of the Company does not know of any matters for action by shareholders at the 2009 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. However, the enclosed proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, sign and return their proxies in order that a quorum for the Annual Meeting may be assured. You may also vote your proxy by Internet. If you do not vote your proxy by Internet, then it may be mailed in the enclosed envelope, to which no postage need be affixed.

Appendix I

Director Independence Standards

The Board will have a majority of Directors who meet the criteria for independence required by Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. No Director shall qualify as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A material relationship is a relationship that the Board determines, after a consideration of all relevant facts and circumstances, compromises the Director’s independence from management. The Board will consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the director has an affiliation. The Board acknowledges that it is not possible to anticipate, or explicitly provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director’s relationship with the Company. Therefore, determining independence must be accomplished on a case-by-case basis through an in-depth analysis of each Director, the members of his or her immediate family and all of his or her relevant affiliations with the Company, subject to the requirements of applicable laws and regulations and the listing standards of the NYSE set forth below.

In accordance with Section 303A.02 of the NYSE Listed Company Manual, a Director will automatically be deemed not to be “independent” if the Director meets any of the following:

a.	is currently, or has been within the last three (3) years, an employee of the Company or any of its affiliates, or has an immediate family member who has been, within the last three (3) years, an executive officer of the Company.

b.	does receive, or has an immediate family member who receives, or has received during any twelve-month period within the past three (3) years, more than $120,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

c.	is a current partner or employee of a firm that is the Company’s internal or external auditor; has an immediate family member who is a current partner of such a firm or an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or within the last three (3) years was or has an immediate family member who was a partner or employee of such a firm and personally worked on the Company’s audit within that time.

d.	is an executive officer or an employee, or has an immediate family member who is an executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three (3) fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

e.	is employed, or has an immediate family member who is employed, within the last three (3) years, as an executive officer of another company where any of the Company’s present executives serve on such other company’s compensation committee.

I-1

For purposes of the foregoing, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing such person’s home.

Additionally, a Director of the Company will not fail to be deemed “independent” for purposes of the NYSE Listed Company Manual solely as a result of lending relationships (such as depository, transfer, register, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between the Company and its subsidiaries, on the one hand, and a company with which the Director is affiliated by reason of being a Director, officer or a significant shareholder thereof, on the other, provided that the relationship complies with paragraph (d) above and:

a.	such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

b.	with respect to extensions of credit by the Company or its subsidiaries:

i.	such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

ii.	no event of default has occurred under the loan.

I-2

Appendix II

OLD NATIONAL BANCORP

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors to assist in monitoring and oversight of:

1.	The integrity of the financial statements of the Company;

2.	The independent auditor’s qualifications and independence;

3.	The Company’s system of internal controls;

4.	The performance of the Company’s internal audit function and independent auditors;

5.	The Company’s Code of Conduct process; and

6.	The compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (SEC) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than 3 members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and the rules and regulations of the SEC. At least one member of the Committee shall be a financial expert as defined by the SEC. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance & Nominating Committee.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet with management, the internal auditor and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s in-house or outside counsel to attend a meeting of the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to subcommittees, consisting of one or more members when appropriate, the authority to grant preapprovals of audit and permitted non-audit services, provided those approvals are presented to the Audit Committee at the next scheduled meeting.

The Audit Committee shall have the authority, as it deems necessary or appropriate, to retain independent legal counsel, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the

Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee has responsibility for general oversight of the Company’s compliance with banking laws and regulations. Primary responsibility for compliance activities is with the Risk and Credit Policy Committee, of which at least one member of the Audit Committee shall be a member. The Audit Committee shall regularly meet with the Company’s Chief Risk Officer to review updated risk assessments, review summary reports of compliance reviews and receive updates regarding regulatory matters.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any changes to the Board for approval. The Audit Committee shall review annually its own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Review and discuss with management, and where appropriate, the independent auditors, the Company’s financial disclosures in press releases, earnings releases and registration statements, including the use of “pro-forma” or adjusted non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. (Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made).

This process should also include the discussion of presentations to be made at industry, investor or other conferences which may be performed by the Audit Committee chairman in the absence of the full committee review.

4.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of internal control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s From 10-K.

6.	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

11. Review and evaluate the lead partner of the independent auditor team.

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	Ensure the rotation of the audit partners as required by law. Consider, whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit and review material changes to the audit on a quarterly basis

Oversight of the Company’s Internal Audit Department

17.	Oversee the internal audit function of the Company, including the independence and authority of its reporting obligations.

18.	Review and approve the proposed audit plans for the coming year, including co-servicing agreements, as well as any material changes to the internal audit plan.

19.	Review and approve the charter of the internal audit department, along with any material changes.

20.	Review and approve significant operating policies of the internal audit department and the department’s Audit Standards Manual, as well as any material changes.

21.	Review and approve, at least annually, the risk assessments prepared by the internal audit department.

22.	Review and approve annually the continued appointment of the senior internal auditing executive; annually review and concur with the overall performance rating and compensation of the senior auditing executive; review and approve the dismissal or reprimand of the senior auditing executive; and review and approve any new senior internal auditing executive.

23.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

24.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance and Loan Review Oversight Responsibilities

25.	On a quarterly basis, review with the Chief Risk Officer and/or the Chief Compliance Officer the Company’s compliance programs and the Company’s monitoring of compliance with such programs.

26.	Monitor and remain well informed about the loan review function of the Company, including the independence and authority of its reporting.

27.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

28.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

29.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30.	Discuss with management and the independent auditor any correspondence and/or commitments with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies or compliance with applicable laws and regulations.

31.	Discuss with the Company’s General Counsel significant legal matters that may have a material impact on the Company’s financial statements or the Company’s compliance policies and internal controls.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, and are in accordance with generally accepted accounting principles and applicable rules and regulations. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control, and the independent auditors are responsible for auditing the financial statements.

Appendix III

OLD NATIONAL BANCORP

EMPLOYEE STOCK PURCHASE PLAN

(Effective as of          , 2009)

Krieg DeVault LLP
One Indiana Square, Ste. 2800
Indianapolis, IN 46204-2079
www.kriegdevault.com

ADOPTION OF
OLD NATIONAL BANCORP
EMPLOYEE STOCK PURCHASE PLAN

Pursuant to resolutions adopted by the Board of Directors of Old National Bancorp (the “Company”) on          , 2009, the undersigned officers of the Company hereby execute the Old National Bancorp Employee Stock Purchase Plan (effective as of          , 2009) on behalf of the Company, in the form attached hereto.

Dated this           day of                             , 2009.

OLD NATIONAL BANCORP

By:
Jeffrey L. Knight, Corporate Secretary

ATTEST:

By:
Its:

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ARTICLE I INTRODUCTION		III-3
Section 1.01	Purpose	III-3
Section 1.02	Term	III-3
Section 1.03	Administration	III-3
Section 1.04	Authorized Shares	III-3
Section 1.05	Definitions	III-3
ARTICLE II ELIGIBILITY AND PARTICIPATION		III-5
Section 2.01	Eligible Employees	III-5
Section 2.02	Limitations on Participation	III-5
ARTICLE III GRANT OF PURCHASE RIGHTS/ CONTRIBUTIONS		III-6
Section 3.01	Purchase Rights	III-6
Section 3.02	Limitation on Purchase Rights	III-6
Section 3.03	Contributions	III-6
ARTICLE IV EXERCISE OF PURCHASE RIGHTS		III-7
Section 4.01	Purchase Dates	III-7
Section 4.02	Limitations on Purchases	III-7
ARTICLE V DELIVERY OF SHARES		III-7
Section 5.01	Delivery of Shares to Custodian	III-7
Section 5.02	Duties of Custodian	III-7
Section 5.03	Delivery of Shares to Participants	III-7
Section 5.04	Beneficiary Designation	III-7
ARTICLE VI WITHDRAWAL FROM PARTICIPATION		III-8
Section 6.01	Withdrawal from Current Participation	III-8
Section 6.02	Affect of Withdrawal on Future Participation	III-8
ARTICLE VII COMPANY OPTION TO PURCHASE SHARES		III-8
ARTICLE VIII CHANGES IN COMPANY STOCK		III-8
ARTICLE IX RESTRICTIONS ON SHARES		III-8
Section 9.01	Restrictions on Transfer	III-8
Section 9.02	Restrictions on Sale	III-9
Section 9.03	Restrictive Legend	III-9
Section 9.04	Investment Representations and Warranties	III-9
ARTICLE X AMENDMENT AND TERMINATION		III-9
Section 10.01	Amendment	III-9
Section 10.02	Termination	III-9
ARTICLE XI MISCELLANEOUS		III-9
Section 11.01	Disqualifying Dispositions	III-9
Section 11.02	Tax Withholding	III-10
Section 11.03	Shareholder Rights	III-10
Section 11.04	No Effect on Employment or Service	III-10
Section 11.05	Incapacity of Participant or Beneficiary	III-10
Section 11.06	Compliance with Securities Laws	III-10
Section 11.07	Governing Law	III-10
Section 11.08	Administrative Costs	III-11
Section 11.09	Mistake of Fact	III-11
Section 11.10	Evidence	III-11
Section 11.11	Notices	III-11
Section 11.12	Headings and Gender	III-11
Section 11.13	Spendthrift Clause	III-11
Section 11.14	Severability	III-11
Section 11.15	Counterparts	III-11

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OLD NATIONAL BANCORP
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

Section 1.01  Purpose.  The Old National Bancorp Employee Stock Purchase Plan (the “Plan”) is established and maintained by Old National Bancorp. The purpose of the Plan is to encourage and facilitate the purchase of shares of Common Stock by Eligible Employees. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Code Section 423. The provisions of the Plan will be construed in a manner consistent with the requirements of Code Section 423.

Section 1.02  Term.  The term of the Plan will commence on the Effective Date and will end on the tenth anniversary thereof.

Section 1.03  Administration.  The Administrator has the discretionary power to construe, administer and interpret the Plan and to resolve any ambiguities thereunder; to prescribe, amend and rescind administrative rules relating to the Plan; to set the eligibility provisions for participation in the Plan; and to take all other actions that are necessary or appropriate for administration of the Plan. The Administrator’s interpretations, rules and actions are final and binding upon all concerned and, in the event of judicial review, are entitled to the maximum deference allowable by law. The Administrator will not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan.

Section 1.04  Authorized Shares.  Subject to adjustment as provided in Article VIII, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2010 equal to the lesser of (i) 200,000, (ii) 1 percent of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Common Stock to be sold under the Plan may, at the election of the Company, be authorized but unissued shares or treasury shares, including shares bought on the open market or otherwise, for purposes of the Plan. If any Purchase Right terminates without having been exercised, the shares of Common Stock not purchased under the Purchase Right will again become available for issuance under the Plan.

Section 1.05  Definitions.  The following words and phrases will have the following meanings when used in the Plan, unless a different meaning is plainly required by the context. All other defined terms in this Plan will have the meanings specified in the various Articles and Sections of the Plan in which they appear.

(a)	“Account” means the bookkeeping account established by the Administrator for each Participant to which the Participant’s Contributions are credited.

(b)	“Administrator” means the Committee or other individual(s) appointed by the Board or the Committee from time to time to administer the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation and Management Development Committee of the Board.

(f)	“Common Stock” means the common stock of the Company.

(g)	“Company” means Old National Bancorp, an Indiana corporation.

(h)	“Compensation” means the Participant’s wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with a Participating Company to the extent that the amounts are includible in gross income, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, and compensation deferrals and catch-up contributions made on his behalf to the Old National Bancorp Employee Stock Ownership and Savings Plan that would have been reported as taxable income but for his compensation deferral or catch-up contribution election, and the amount that

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was not reported as taxable income as a result of an election made by the Participant under a Code Section 125 plan or by reason of Code Section 132(f). Compensation does not include:

(i)	contributions made by the Participating Company to a qualified plan to the extent that, before application of Code Section 415 to that plan, the contributions are not includible in the gross income of the Participant for the year in which contributed;

(ii)	Participating Company contributions on behalf of an employee to a simplified pension plan;

(iii)	any distribution from a plan of deferred compensation, except that any amounts received by a Participant pursuant to an unfunded non-qualified plan may be included in the year that the amounts are included in gross income;

(iv)	amounts realized from the exercise of a non-qualified stock option or from stock or property that is currently taxable under Code Section 83;

(v)	amounts realized from the sale, exchange, or other disposition of stock acquired through the exercise of a qualified or incentive stock option;

(vi)	other amounts that receive special tax benefits, such as premiums for group term life insurance to the extent not included in gross income, or contributions made by the Participating Company toward the purchase of an annuity contract described in Code Section 403(b);

(vii)	medical or disability benefits that are includible in gross income;

(viii)	moving expenses paid or reimbursed by the Participating Company if not deductible;

(ix)	non-qualified stock options which are includible in gross income in the year granted; and

(x)	fringe benefits (cash and non-cash), reimbursements or other expense allowances, moving expenses, deferred compensation and welfare benefits.

(i)	“Contributions” means the Participant’s payroll deductions used to fund the exercise of a Purchase Right.

(j)	“Corporate Transaction” means any stock dividend, stock split, consolidation, reorganization, merger, spinoff or similar transaction or event having an effect similar to any of the foregoing.

(k)	“Effective Date” means , 2009; provided, however, no Purchase Rights will be exercised until the Plan has been approved by the Company’s shareholders within 12 months before or after the date the Plan is adopted by the Board.

(l)	“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that the Employee also meets the requirements for eligibility to participate as set forth in Article II.

(m)	“Employee” means any person who is employed by a Participating Company for purposes of Code Section 423(b)(4).

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Fair Market Value” means the per share closing price for shares of Common Stock on such date, as reported by the principal exchange or market over which the shares of Common Stock are then listed or regularly traded. If shares of Common Stock are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, the determination of Fair Market Value will be made in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(B).

(p)	“Offering” means the grant to Eligible Employees of Purchase Rights to purchase shares of Common Stock under the Plan.

(q)	“Offering Date” means a date selected by the Board for an Offering to commence.

(r)	“Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Article II.

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(s)	“Participating Company” or “Participating Companies” means the Company and each Subsidiary designated by the Committee.

(t)	“Plan” means the Old National Bancorp Employee Stock Purchase Plan.

(u)	“Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights may be exercised and as of which purchases of shares of Common Stock will be carried out in accordance with the Offering.

(v)	“Purchase Period” means a specified period of time within an Offering beginning on the Offering Date, or on the next day following a Purchase Date within an Offering, and ending on a Purchase Date; provided, however, in no event may a Purchase Period last longer than 27 months. An Offering may consist of one or more Purchase Periods.

(w)	“Purchase Right” means the grant of an option to purchase shares of Common Stock under the Plan.

(x)	“Retirement” means termination of employment with a Participating Company on or after attaining age 65.

(y)	“Subsidiary” means, with respect to the Company, a subsidiary corporation as defined in Code Section 424(f).

(z)	“Total and Permanent Disability” means (i) a disability as determined for purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with that act, or (ii) a disability as defined under the Company’s long-term disability plan. A minimal level of earnings in restricted activity during any period of disability will not disqualify a Participant if the disabled Participant receives disability benefits under the Social Security Act for the same period.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01  Eligible Employees.

(a)	Purchase Rights may be granted only to Eligible Employees of Participating Companies. An Employee will not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, the Employee has been in the employ of a Participating Company for such continuous period preceding the Offering Date as the Board may require, but in no event will the required period of continuous employment be greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee’s customary employment with a Participating Company is more than 20 hours per week and/or more than five months per calendar year. The Board may also provide in an Offering that Employees who are highly compensated employees within the meaning of Code Section 423(b)(4)(D) are not eligible to participate.

(b)	If a Participant’s employment with a Participating Company terminates for any reason, including death, or the Participant ceases to be an Eligible Employee, then his or her participation in the Plan will automatically terminate without any act on his or her part as of the date of termination of employment or change in status. In this event, the Administrator will refund the balance, if any, in the Participant’s Account. A transfer from one Participating Company to another will not be treated as a termination of employment.

Section 2.02  Limitations on Participation.  Notwithstanding Section 2.01, no Employee will be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, the Employee owns five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this subsection, Code Section 424(d) will apply in determining the stock ownership of an Employee. Stock that the Employee may purchase under this Plan and any other plan will be treated as stock owned by the Employee.

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ARTICLE III

GRANT OF PURCHASE RIGHTS/CONTRIBUTIONS

Section 3.01  Purchase Rights.  On each Offering Date each Eligible Employee, pursuant to an Offering, will be granted a Purchase Right to purchase up to a number of shares of Common Stock, purchasable either with a percentage of Compensation or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent of the Employee’s Compensation during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering.

Section 3.02  Limitation on Purchase Rights .

(a)	Notwithstanding any other provision in this Plan to the contrary, no Participant may purchase shares of Common Stock under the Plan and all other employee stock purchase plans of the Company or any Subsidiary with a Fair Market Value in excess of $25,000 per calendar year. For purposes of this subsection, Fair Market Value of the Common Stock will be determined at the time the Purchase Right is granted. Employee stock purchase plans not described in Code Section 423 will be disregarded. If a Participant is precluded by this subsection from purchasing additional shares of Common Stock under the Plan, then his or her Contributions will automatically be discontinued.

(b)	In the event that Participants elect to purchase more shares than are available under Section 1.04, the maximum number of shares of Common Stock that any Participant will be permitted to purchase will be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase equals the number of shares available under Section 1.04. This reduction will be made proportionately based upon the number of shares of Common Stock elected by each Participant.

(c)	The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be an amount not less than 95 percent of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date. The actual percentage will be determined by the Committee and set forth in the Offering.

Section 3.03  Contributions.

(a)	Subject to Section 3.01 and Section 3.02, each Eligible Employee will designate the percentage or the fixed dollar amount of his or her Compensation which he or she elects to have withheld for the purchase of Common Stock by completing and filing with the Administrator a payroll deduction authorization form. A Participant may begin making Contributions after the beginning of the Offering to the extent permitted in the Offering. Each Participant’s Contributions will be recorded in his or her Account. Participants’ Accounts will not be credited with interest. All funds recorded in the Accounts will be segregated from the Participating Company’s general assets.

(b)	A Participant may change his or her Contributions during the Purchase Period by completing and filing a new payroll deduction authorization form with the Administrator authorizing a change in his or her payroll deduction rate. The Administrator may, in its discretion, limit the number of payroll deduction rate changes during the Purchase Period. The change in the payroll deduction rate will be effective with the first payroll period following five business days after the Administrator’s receipt of the new payroll deduction authorization form unless the Administrator elects to process a given change in payroll deduction rate earlier. A Participant’s payroll deduction authorization form will remain in effect for successive Purchase Periods unless terminated as provided in Section 6.01.

(c)	Notwithstanding anything in this Article to the contrary, to the extent necessary to comply with Section 2.02 and subsection 3.02(a), a Participant’s Contributions may be decreased to zero percent at any time during a Purchase Period. Contributions will recommence at the rate provided in the Participant’s payroll deduction authorization form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 6.01.

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ARTICLE IV

EXERCISE OF PURCHASE RIGHTS

Section 4.01  Purchase Dates.  The Board or Committee, whichever is applicable, will establish one or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering may be exercised. Purchases of shares of Common Stock will be carried out in accordance with that Offering. The Company will purchase shares of Common Stock on behalf of each Participant pursuant to Article V as soon as administratively practicable after each Purchase Date. Any Contributions not applied to the purchase of whole shares of Common Stock will be accumulated in the Participant’s Account and applied in the next Purchase Period, subject to the withdrawal by the Participant pursuant to Section 6.01.

Section 4.02  Limitations on Purchases.  In connection with each Offering, the Board or Committee, whichever is applicable, may specify a maximum number of shares of Common Stock that may be purchased by any Participant or by all Participants on any or all Purchase Dates during the Offering. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number, then, in the absence of any Board or Committee action to the contrary, a pro rata allocation of the shares of available Common Stock will be made in as nearly a uniform manner as is practicable and equitable.

ARTICLE V

DELIVERY OF SHARES

Section 5.01  Delivery of Shares to Custodian.  As soon as practicable after each Purchase Date, the Administrator will cause to be credited to the account of the custodian selected by the Committee (or otherwise, at the Administrator’s sole discretion, deliver to the custodian one or more certificates representing) the aggregate number of shares of Common Stock with respect to which Purchase Rights of all of the Participants were exercised on the Purchase Date.

Section 5.02  Duties of Custodian.

(a)	The custodian will keep accurate records of the beneficial interests of each Participant in the shares of Common Stock by means of Participants’ Accounts under the Plan, and will provide each Participant with periodic statements as directed by the Administrator.

(b)	The custodian will also, in accordance with procedures adopted by the custodian, facilitate voting rights attributable to shares held in Participants’ Accounts.

(c)	The custodian will automatically reinvest any cash dividends received by the custodian on Common Stock in Participants’ Accounts in additional shares of Common Stock.

(d)	The Committee may require that shares of Common Stock be retained with the custodian, or other designated broker or agent, for a designated period of time and/or may establish other procedures to permit tracking of “disqualifying dispositions” of the shares.

Section 5.03  Delivery of Shares to Participants.  A Participant may, at any time, in the form and manner established by the Administrator, direct the custodian to sell the shares held by the custodian in his or her Account and deliver the proceeds therefrom, less applicable expenses, to the Participant.

Section 5.04  Beneficiary Designation.  A Participant may designate a beneficiary (or beneficiaries) who is (or are) to receive the shares of Common Stock and cash, if any, from the Participant’s Account in the event a Participant dies. Any such designation will be on a form provided by or otherwise acceptable to the Administrator. Participants may change their beneficiary designation forms at any time by written notice to the Administrator. The most recent beneficiary designation filed with the Administrator prior to the Participant’s death shall be the controlling beneficiary designation.

If the Participant fails to designate a beneficiary, or if the designation is for any reason illegal or ineffective, or if no designated beneficiary survives the Participant, his benefits under the Plan will be paid: (a) to his surviving spouse; (b) if there is no surviving spouse, to his descendants (including legally adopted children or their

III-7

descendants) per stirpes; (iii) if there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable intestacy law; or (iv) in the event that there will be no such representative duly appointed and qualified within 30 days after the date of death, those individuals who would be entitled to share in the distribution of the Participant’s estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in the statute. The Administrator may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

ARTICLE VI

WITHDRAWAL FROM PARTICIPATION

Section 6.01  Withdrawal from Current Participation.  Subject to subsection 2.01(b), a Participant may elect to withdraw from participation under the Plan at any time up to 15 days prior to a Purchase Date (or such other date specified by the Administrator) by following the procedures prescribed by the Administrator. As soon as administratively practicable after a withdrawal, payroll deductions will cease and all Contributions to the Participant’s Account not previously applied to the purchase of Common Stock will be returned to the Participant. No interest will accrue on the amounts returned to the Participant. No partial withdrawals will be permitted.

Section 6.02  Affect of Withdrawal on Future Participation.  A Participant who has withdrawn from the Plan will not be a Participant in future Purchase Periods unless he or she again enrolls in accordance with the provisions of Article II. Re-enrollment will only be effective as of the commencement of a Purchase Period.

ARTICLE VII

COMPANY OPTION TO PURCHASE SHARES

Upon termination of employment of any Participant other than for death, Total and Permanent Disability or Retirement, the Company has the option to repurchase all, or any portion of, the shares owned by the Participant that, at the time of the employment termination, are subject to the restriction on transfer provided for in Article IX. Such option is exercisable by the Company for 30 days following the termination of employment by written notice to the Participant. The Company has the right to repurchase the shares at the purchase price per share paid by the Participant at the applicable Purchase Date.

ARTICLE VIII

CHANGES IN COMPANY STOCK

In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

ARTICLE IX

RESTRICTIONS ON SHARES

Section 9.01  Restrictions on Transfer.  The rights or interests of any Participant in the Plan, or in any Common Stock or cash to which he or she may be entitled under the Plan, will not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. Only the Participant to whom a Purchase Right is granted may exercise the

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Purchase Right. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act will be treated as an automatic withdrawal under Section 6.01. No right or interest of a Participant in any Purchase Right will be liable for, or subject to, any lien, obligation, garnishment or liability of the Participant.

Section 9.02  Restrictions on Sale.  Participants are prohibited from selling any shares of Common Stock acquired under the terms of the Plan until the expiration of the period commencing on each Purchase Date and ending two years later. Notwithstanding the foregoing, the sale restriction will lapse upon the earlier of the Participant’s death, Total and Permanent Disability or Retirement.

Section 9.03  Restrictive Legend.  Any certificate issued to evidence shares of Common Stock for which a Purchase Right is exercised may bear such legends and statements as the Company or the Committee deem advisable to assure compliance with federal and state laws and regulations and any other restrictions. Such legends and statements may include, but are not limited to, restrictions on transfer.

Section 9.04  Investment Representations and Warranties.  As a condition to the exercise of the Purchase Right, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute the shares. At the option of the Company, a stop transfer order against any shares of Common Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that the transfer is not in violation of any applicable law or regulations, may be stamped on the stock certificate in order to assure exemption from registration. The Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws. This provision will not obligate any Participating Company to undertake registration of Purchase Rights or Common Stock hereunder.

ARTICLE X

AMENDMENT AND TERMINATION

Section 10.01  Amendment.  The Board may at any time, and from time to time, amend the Plan. Notwithstanding the foregoing, shareholder approval will be sought to the extent necessary and required for the Plan to satisfy the requirements of Code Section 423 or other applicable laws or regulations.

Section 10.02  Termination.  The Board may terminate the Plan at any time in its discretion. Unless sooner terminated, the Plan will terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan after the Plan is terminated. Upon termination of the Plan, the Administrator will terminate payroll deductions and, unless the Participant elects to abandon his or her shares, will issue and deliver to each Participant a certificate for the number of shares of Common Stock paid for in full. A Participant may elect, upon termination of the Plan, to abandon all or any number of the shares of Common Stock then purchasable by and not yet issued. The Administrator will refund to the Participant any amount in the Account contributed by the Participant that exceeds the amount necessary to purchase the number of shares of Common Stock the Participant elects to purchase and not abandoned. If the Participant retains no right to purchase shares of Common Stock, the Administrator will refund to the Participant any amount in the Account contributed by the Participant. Any Contributions remaining in the Accounts will be refunded to the Participants as soon as administratively practicable after termination of the Plan.

ARTICLE XI

MISCELLANEOUS

Section 11.01  Disqualifying Dispositions.  In order for tax treatment under Code Section 421 to apply to the Common Stock acquired hereunder, the Participant is generally required to hold the shares of Stock for two years after the Offering Date of a Purchase Right through which shares of Common Stock were acquired and for one year

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after the transfer of Common Stock to the Participant. A person holding Common Stock acquired hereunder who disposes of shares prior to the expiration of the holding periods (a “disqualifying disposition”) will notify the Company of the disposition in writing.

Section 11.02  Tax Withholding.  At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provisions for the Participating Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Purchase Right or the disposition of the Common Stock. At any time, the Participating Company may, but will not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Participating Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Participating Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock purchased by the Participant.

Section 11.03  Shareholder Rights.  No Participant will have rights or privileges of a shareholder of the Company with respect to any shares of Common Stock subject to Purchase Rights unless and until the Participant’s share of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or transfer agent).

Section 11.04  No Effect on Employment or Service.  Neither the Plan nor an Offering will confer upon any Participant any right to continued employment by a Participating Company or interfere with or limit in any way the right of a Participating Company to terminate any Participant’s employment or service at any time. Employment with a Participating Company is on an at-will basis only, unless otherwise provided by a written employment, change in control or severance agreement, if any, between the Participant and the Participating Company, as the case may be. If there is any conflict between the provisions of the Plan and an employment, change in control or severance agreement between a Participant and the Participating Company, the provisions of the employment, change in control or severance agreement will control, unless the conflict results from complying with the requirements of Code Section 423.

Section 11.05  Incapacity of Participant or Beneficiary.  If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor will have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor will have been made by a duly appointed guardian or other legal representative of the person, the Participating Company may provide for the payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of the person. Any such payment will be a payment for the account of such person and a complete discharge of any liability of the Participating Company and the Plan therefor.

Section 11.06  Compliance with Securities Laws.  The sale and delivery of shares of Common Stock under the Plan will be in compliance with relevant statutes and regulations of governmental authorities, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Further, all Common Stock acquired pursuant to the Plan will be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan will be deemed to contain, and such Purchase Rights will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 11.07  Governing Law.  The Company’s obligation to offer, issue, sell, deliver or repurchase Common Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale, delivery or repurchase of Common Stock as well as all federal, state, local and foreign laws. This Plan and all determinations made hereunder and action taken pursuant hereto will be governed by and construed in accordance with the laws of the State of Indiana (without regard to choice of law principles thereof).

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Section 11.08  Administrative Costs.  All costs and expenses incurred in administering the Plan will be paid by the Participating Company, except that any brokerage fees incurred upon the sale of shares of Common Stock or costs incurred in the issuance of a stock certificate will be paid by the Participant.

Section 11.09  Mistake of Fact.  Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Offering.

Section 11.10  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

Section 11.11  Notices.  Any notice or document required to be given to or filed with the Company, Committee or Administrator will be properly given or filed if valid delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to Box 718, Evansville, Indiana 47705.

Section 11.12  Headings and Gender.  The headings and subheadings in the Plan have been inserted for convenience of reference only and will not affect the construction of the provisions hereof. In any necessary construction the masculine will include the feminine and the singular the plural, and vice versa.

Section 11.13  Spendthrift Clause.  No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s designated beneficiary, either voluntarily or involuntarily.

Section 11.14  Severability.  If any provision of the Plan will be held illegal or invalid for any reason, said illegality or invalidity will not affect the remaining provisions hereof; instead, each provision will be fully severable and the Plan will be construed and enforced as if said illegal or invalid provision had never been included herein.

Section 11.15  Counterparts.  This Plan may be executed in any number of counterparts, each of which will constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

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OLD NATIONAL BANCORP
One Main Street
Evansville, Indiana 47708

INTERNET VOTING INSTRUCTIONS
You can vote by Internet 24 hours a day, 7 days a week.
To vote online, have the voting form in hand, go to www.oldnational.com and follow the simple online instructions.
Note: If voting by Internet, your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your Proxy Card. The Internet voting facilities will close at 12:00 p.m.
(Central Time Zone) on May 11, 2009.
VOTE BY MAIL
On the reverse side, please mark your Proxy Card. Then sign, date, and return the Proxy Card in the enclosed postage-paid envelope. If you VOTE BY INTERNET, please DO NOT RETURN YOUR PROXY CARD IN THE MAIL.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be held on May 12, 2009. The Proxy Statement and 2008 Annual Report to Shareholders is available at
http://www.snl.com/irweblinkx/docs.aspx?iid=100391.
SIGN AND DATE THIS CARD.
¯ DETACH PROXY CARD HERE ¯

FOR ☐	AGAINST ☐	ABSTAIN ☐
3)	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009

FOR ☐	AGAINST ☐	ABSTAIN ☐
4)	The Proxies are hereby granted authority to vote, in their discretion, upon such other business as may properly come before the May 12, 2009 Annual Meeting and any adjournments or postponements thereof.
This PROXY, when properly executed, will be voted in the manner directed herein by the undersigned
SHAREHOLDER(S). If no direction is made, this PROXY WILL BE VOTED FOR Proposals 1-3.
ALL EARLIER PROXIES ARE HEREBY REVOKED.

Signature(s)	Date

Signature(s)	Date
Joint owners should each sign personally. Trustees, corporate officers and others signing in a representative capacity should indicate the capacity in which they sign.

ADMISSION TICKET
PLEASE BRING THIS TICKET TO THE ANNUAL MEETING.
It will expedite your admittance when presented upon your arrival.
OLD NATIONAL BANCORP
2009 Annual Meeting of Shareholders
Tuesday, May 12, 2009 - 9:00 a.m. CDT / Evansville Time
William L. Ridgway University Student Center – University of Evansville Campus
1800 Lincoln Avenue, Evansville, Indiana
RETAIN ADMISSION TICKET.

¯ DETACH AND RETURN R.S.V.P. CARD HERE. ¯

PLEASE RESPOND BY MAY 5, 2009
     Kindly print your name(s)
                                                                  # of people attending meeting only.
                                                                   # of people attending meeting and reception.
     Please return R.S.V.P. card with your Proxy in the enclosed envelope.

¯ DETACH PROXY CARD HERE ¯

OLD NATIONAL BANCORP
PROXY
This Proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 12, 2009, and any adjournments or postponements thereof.

The undersigned hereby appoints Stephan E. Weitzel, Mark L. Lemond and Jeffrey L. Knight, and each of them singly, as Proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as indicated herein, all the shares of common stock of OLD NATIONAL BANCORP held of record by the undersigned on March 4, 2009, and which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 2009, and all adjournments or postponements thereof, on the following matters.

1)	The election of the Company’s Board of Directors consisting of twelve Directors to serve for one year and until the election and qualification of their successors. (Mark only one box below.)

01 – Joseph D. Barnette, Jr.	02 – Alan W. Braun	03 – Larry E. Dunigan	04 – Niel C. Ellerbrook
05 – Andrew E. Goebel	06 – Robert G. Jones	07 – Phelps L. Lambert	08 – Arthur H. McElwee, Jr.
09 – Marjorie Z. Soyugenc	10 – Kelly N. Stanley	11 – Charles D. Storms	12 – Linda E. White

☐ FOR ALL NOMINEES LISTED HEREIN (except as indicated below)	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
Instruction: To withhold authority to vote for any individual nominee, print the number(s) of the nominee(s) on the line provided.
2)	Approval of the Old National Bancorp Employee Stock Purchase Plan.
FOR  ☐                     AGAINST  ☐                     ABSTAIN   ☐